                                                                   EXHIBIT 10.44

                           REVOLVING CREDIT AGREEMENT

                          dated as of October 29, 2001

                                      among

                            PEREGRINE SYSTEMS, INC.,

      FLEET NATIONAL BANK AND THE OTHER LENDERS LISTED ON SCHEDULE 1 HERETO

                                       and

                  FLEET NATIONAL BANK, as Administrative Agent,

              with FLEET SECURITIES, INC. having acted as Arranger
               UNION BANK OF CALIFORNIA and BANK OF AMERICA, N.A.
                          as Co-Syndication Agents, and
                 COMERICA BANK and KEYBANK NATIONAL ASSOCIATION
                           as Co-Documentation Agents

                                TABLE OF CONTENTS

1.   DEFINITIONS AND RULES OF INTERPRETATION..................................1
         1.1.   DEFINITIONS...................................................1
         1.2.   RULES OF INTERPRETATION.......................................21

2.   THE REVOLVING CREDIT FACILITY............................................22
         2.1.   COMMITMENT TO LEND............................................22
         2.2.   COMMITMENT FEE................................................22
         2.3.   REDUCTION OF TOTAL COMMITMENT.................................22
         2.4.   THE REVOLVING CREDIT NOTES....................................23
         2.5.   INTEREST ON REVOLVING CREDIT LOANS............................23
         2.6.   REQUESTS FOR REVOLVING CREDIT LOANS...........................23
         2.7.   CONVERSION OPTIONS............................................24
                  2.7.1.   CONVERSION TO DIFFERENT TYPE OF REVOLVING
                           CREDIT LOAN........................................24
                  2.7.2.   CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN......24
                  2.7.3.   EURODOLLAR RATE LOANS..............................25
         2.8.   FUNDS FOR REVOLVING CREDIT LOAN...............................25
                  2.8.1.   FUNDING PROCEDURES.................................25
                  2.8.2.   ADVANCES BY ADMINISTRATIVE AGENT...................25

3.   REPAYMENT OF THE REVOLVING CREDIT LOANS..................................26
         3.1.   MATURITY......................................................26
         3.2.   MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS................26
                  3.2.1.   GENERAL............................................26
                  3.2.2.   PROCEEDS OF CERTAIN EVENTS.........................26
         3.3.   OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS.................27

4.   LETTERS OF CREDIT........................................................28
         4.1.   LETTER OF CREDIT COMMITMENTS..................................28
                  4.1.1.   COMMITMENT TO ISSUE LETTERS OF CREDIT..............28
                  4.1.2.   LETTER OF CREDIT APPLICATIONS......................28
                  4.1.3.   TERMS OF LETTERS OF CREDIT.........................28
                  4.1.4.   REIMBURSEMENT OBLIGATIONS OF LENDERS...............29
                  4.1.5.   PARTICIPATIONS OF LENDERS..........................29
         4.2.   REIMBURSEMENT OBLIGATION OF THE BORROWER......................29
         4.3.   LETTER OF CREDIT PAYMENTS.....................................30
         4.4.   OBLIGATIONS ABSOLUTE..........................................30
         4.5.   RELIANCE BY ISSUER............................................31
         4.6.   LETTER OF CREDIT FEE..........................................31

5.   CERTAIN GENERAL PROVISIONS...............................................32
         5.1.   STRUCTURING AND ADVISORY FEES.................................32
         5.2.   ADMINISTRATIVE AGENT'S FEE....................................32
         5.3.   FUNDS FOR PAYMENTS............................................32
                  5.3.1.   PAYMENTS TO ADMINISTRATIVE AGENT...................32

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                                      -ii-


                  5.3.2.   NO OFFSET, ETC.....................................32
                  5.3.3.   NON-U.S. LENDERS...................................33
         5.4.   COMPUTATIONS..................................................34
         5.5.   INABILITY TO DETERMINE EURODOLLAR RATE........................34
         5.6.   ILLEGALITY....................................................35
         5.7.   ADDITIONAL COSTS, ETC.........................................35
         5.8.   CAPITAL ADEQUACY..............................................36
         5.9.   CERTIFICATE...................................................37
         5.10.   INDEMNITY....................................................37
         5.11.   INTEREST AFTER DEFAULT.......................................37
                  5.11.1.   OVERDUE AMOUNTS...................................37
                  5.11.2.   AMOUNTS NOT OVERDUE...............................38
         5.12.   REPLACEMENT OF LENDERS.......................................38

6.   COLLATERAL SECURITY AND GUARANTIES.......................................38
         6.1.   SECURITY OF BORROWER..........................................38
         6.2.   GUARANTIES AND SECURITY OF SUBSIDIARIES.......................39

7.   REPRESENTATIONS AND WARRANTIES...........................................39
         7.1.   CORPORATE AUTHORITY...........................................39
                  7.1.1.   INCORPORATION; GOOD STANDING.......................39
                  7.1.2.   AUTHORIZATION......................................39
                  7.1.3.   ENFORCEABILITY.....................................40
         7.2.   GOVERNMENTAL APPROVALS........................................40
         7.3.   TITLE TO PROPERTIES; LEASES...................................40
         7.4.   FINANCIAL STATEMENTS AND PROJECTIONS..........................40
                  7.4.1.   FISCAL YEAR........................................40
                  7.4.2.   FINANCIAL STATEMENTS...............................40
                  7.4.3.   PROJECTIONS........................................41
                  7.4.4.   SOLVENCY...........................................41
         7.5.   NO MATERIAL ADVERSE CHANGES, ETC..............................41
         7.6.   FRANCHISES, PATENTS, COPYRIGHTS, ETC..........................41
         7.7.   LITIGATION....................................................41
         7.8.   NO MATERIALLY ADVERSE CONTRACTS, ETC..........................42
         7.9.   COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC..................42
         7.10.   TAX STATUS...................................................42
         7.11.   NO EVENT OF DEFAULT..........................................42
         7.12.   HOLDING COMPANY AND INVESTMENT COMPANY ACTS..................42
         7.13.   ABSENCE OF FINANCING STATEMENTS, ETC.........................42
         7.14.   PERFECTION OF SECURITY INTEREST..............................43
         7.15.   CERTAIN TRANSACTIONS.........................................43
         7.16.   EMPLOYEE BENEFIT PLANS.......................................43
                  7.16.1.  IN GENERAL.........................................43
                  7.16.2.  TERMINABILITY OF WELFARE PLANS.....................43
                  7.16.3.  GUARANTEED PENSION PLANS...........................44
                  7.16.4.  MULTIEMPLOYER PLANS................................44
         7.17.   USE OF PROCEEDS..............................................44

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                                     -iii-


                  7.17.1.  GENERAL............................................44
                  7.17.2.  REGULATIONS U AND X................................44
                  7.17.3.  INELIGIBLE SECURITIES..............................45
         7.18.   ENVIRONMENTAL COMPLIANCE.....................................45
         7.19.   SUBSIDIARIES, ETC............................................46
         7.20.   BANK ACCOUNTS................................................47
         7.21.   DISCLOSURE...................................................47
         7.22.   INSURANCE....................................................47
         7.23.   STATUS OF REVOLVING CREDIT LOANS AS SENIOR DEBT..............47

8.   AFFIRMATIVE COVENANTS....................................................47
         8.1.   PUNCTUAL PAYMENT..............................................48
         8.2.   MAINTENANCE OF OFFICE.........................................48
         8.3.   RECORDS AND ACCOUNTS..........................................48
         8.4.   FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION............48
         8.5.   NOTICES.......................................................49
                  8.5.1.   DEFAULTS...........................................49
                  8.5.2.   ENVIRONMENTAL EVENTS...............................50
                  8.5.3.   NOTIFICATION OF CLAIM AGAINST COLLATERAL...........50
                  8.5.4.   NOTICE OF LITIGATION AND JUDGMENTS.................50
         8.6.   LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES....................50
         8.7.   INSURANCE.....................................................51
         8.8.   TAXES.........................................................51
         8.9.   INSPECTION OF PROPERTIES AND BOOKS, ETC.......................51
         8.10.   COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS.......51
         8.11.   EMPLOYEE BENEFIT PLANS.......................................52
         8.12.   USE OF PROCEEDS..............................................52
         8.13.   BANK ACCOUNTS................................................52
         8.14.   FAIR LABOR STANDARDS ACT.....................................52
         8.15.   ADDITIONAL SUBSIDIARIES......................................52
         8.16.   NEW GUARANTORS...............................................53
         8.17.   STATUS OF REVOLVING CREDIT LOAN AS SENIOR DEBT...............53
         8.18.   FOREIGN SUBSIDIARY GUARANTEES AND PLEDGES....................53
         8.19.   FURTHER ASSURANCES...........................................54

9.   CERTAIN NEGATIVE COVENANTS...............................................54
         9.1.   RESTRICTIONS ON INDEBTEDNESS..................................54
         9.2.   RESTRICTIONS ON LIENS.........................................57
         9.3.   RESTRICTIONS ON INVESTMENTS...................................59
         9.4.   RESTRICTED PAYMENTS...........................................61
         9.5.   MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS...............61
                  9.5.1.   MERGERS AND ACQUISITIONS...........................61
                  9.5.2.   DISPOSITION OF ASSETS..............................62
         9.6.   SALE AND LEASEBACK............................................62
         9.7.   COMPLIANCE WITH ENVIRONMENTAL LAWS............................63
         9.8.   EMPLOYEE BENEFIT PLANS........................................63
         9.9.   BUSINESS ACTIVITIES...........................................64

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                                      -iv-


         9.10.   FISCAL YEAR..................................................64
         9.11.   TRANSACTIONS WITH AFFILIATES.................................64
         9.12.   BANK ACCOUNTS................................................64
         9.13.   INCONSISTENT AGREEMENTS......................................64
         9.14.   SUBORDINATED DEBT............................................64

10.   FINANCIAL COVENANTS.....................................................65
         10.1.   LEVERAGE RATIO...............................................65
         10.2.   QUICK RATIO..................................................65
         The Borrower will not permit the ratio of Consolidated Quick
         Assets to Consolidated Current Liabilities at any time to be less than 1.25:1.00..................................................65
         10.3.   SENIOR FUNDED DEBT TO EBITDA.................................65
         10.4.   MINIMUM EBITDA...............................................65

11.   CLOSING CONDITIONS......................................................65
         11.1.   LOAN DOCUMENTS...............................................66
         11.2.   CERTIFIED COPIES OF GOVERNING DOCUMENTS......................66
         11.3.   CORPORATE OR OTHER ACTION....................................66
         11.4.   INCUMBENCY CERTIFICATE.......................................66
         11.5.   VALIDITY OF LIENS............................................66
         11.6.   PERFECTION CERTIFICATES AND UCC SEARCH RESULTS...............66
         11.7.   CERTIFICATES OF INSURANCE....................................66
         11.8.   SOLVENCY CERTIFICATE.........................................67
         11.9.   OPINION OF COUNSEL...........................................67
         11.10.   PAYMENT OF FEES.............................................67
         11.11.   REQUIRED CONSENTS AND APPROVALS.............................67
         11.12.   PAYOFF LETTER...............................................67

12.   CONDITIONS TO ALL BORROWINGS............................................67
         12.1.   REPRESENTATIONS TRUE; NO EVENT OF DEFAULT....................67
         12.2.   NO LEGAL IMPEDIMENT..........................................68
         12.3.   PROCEEDINGS AND DOCUMENTS....................................68
         12.4.   GOVERNMENTAL REGULATION......................................68

13.   EVENTS OF DEFAULT; ACCELERATION; ETC....................................68
         13.1.   EVENTS OF DEFAULT AND ACCELERATION...........................68
         13.2.   TERMINATION OF COMMITMENTS...................................71
         13.3.   REMEDIES.....................................................71
         13.4.   DISTRIBUTION OF COLLATERAL PROCEEDS..........................72

14.   THE ADMINISTRATIVE AGENT................................................73
         14.1.   AUTHORIZATION................................................73
         14.2.   EMPLOYEES AND ADMINISTRATIVE AGENTS..........................74
         14.3.   NO LIABILITY.................................................74
         14.4.   NO REPRESENTATIONS...........................................74
                  14.4.1.   GENERAL...........................................74
                  14.4.2.   CLOSING DOCUMENTATION, ETC........................74
         14.5.   PAYMENTS.....................................................75
                  14.5.1.   PAYMENTS TO ADMINISTRATIVE AGENT..................75

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                                      -v-


                  14.5.2.   DISTRIBUTION BY ADMINISTRATIVE AGENT..............75
                  14.5.3.   DELINQUENT LENDERS................................75
         14.6.   HOLDERS OF REVOLVING CREDIT NOTES............................76
         14.7.   INDEMNITY....................................................76
         14.8.   ADMINISTRATIVE AGENT AS LENDER...............................76
         14.9.   RESIGNATION..................................................76
         14.10.   NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT..............77
         14.11.   DUTIES IN THE CASE OF ENFORCEMENT...........................77

15.   ASSIGNMENT AND PARTICIPATION............................................77
         15.1.   CONDITIONS TO ASSIGNMENT BY LENDERS..........................77
                  15.1.1.   GENERAL CONDITIONS................................77
                  15.1.2.   ASSIGNMENT TO SPECIAL PURPOSE FUNDING VEHICLE.....78
         15.2.   CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS;
                 COVENANTS....................................................
         15.3.   REGISTER.....................................................80
         15.4.   NEW REVOLVING CREDIT NOTES...................................80
         15.5.   PARTICIPATIONS...............................................81
         15.6.   ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER.........81
         15.7.   MISCELLANEOUS ASSIGNMENT PROVISIONS..........................82
         15.8.   ASSIGNMENT BY BORROWER.......................................82

16.   PROVISIONS OF GENERAL APPLICATIONS......................................82
         16.1.   SETOFF.......................................................82
         16.2.   EXPENSES.....................................................83
         16.3.   INDEMNIFICATION..............................................84
         16.4.   TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION................84
                  16.4.1.   CONFIDENTIALITY...................................85
                  16.4.2.   PRIOR NOTIFICATION................................85
                  16.4.3.   OTHER.............................................85
         16.5.   SURVIVAL OF COVENANTS, ETC...................................86
         16.6.   NOTICES......................................................86
         16.7.     GOVERNING LAW..............................................87
         16.8.   HEADINGS.....................................................87
         16.9.   COUNTERPARTS.................................................87
         16.10.   ENTIRE AGREEMENT, ETC.......................................87
         16.11.   WAIVER OF JURY TRIAL........................................88
         16.12.   CONSENTS, AMENDMENTS, WAIVERS, ETC..........................88
         16.13.   SEVERABILITY................................................89

                                    EXHIBITS

EXHIBIT A                  Form of Borrowing Base Report
EXHIBIT B                  Form of Revolving Credit Note
EXHIBIT C                  Form of Loan Request
EXHIBIT D                  Form of Compliance Certificate

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                                      -vi-


EXHIBIT E                  Assignment and Acceptance

                                    SCHEDULES

SCHEDULE 1                 Lenders and Commitments

                           REVOLVING CREDIT AGREEMENT

      This REVOLVING CREDIT AGREEMENT is made as of October 29, 2001, by and among PEREGRINE SYSTEMS, INC. (the "BORROWER"), a Delaware corporation having its principal place of business at 3611 Valley Center, 5th Floor, San Diego, California 92130, and FLEET NATIONAL BANK, a national banking association and the other lending institutions listed on SCHEDULE 1 and FLEET NATIONAL BANK as administrative agent for itself and such other lending institutions.

                   1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. DEFINITIONS. The following terms shall have the meanings set forth in this ss.1 or elsewhere in the provisions of this Credit Agreement referred to below:

      ACCOUNTS RECEIVABLE. All rights of the Borrower or any of its Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of the Borrower or any of its Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to use or property taxes in conjunction with such transactions, recorded on books of account in accordance with GAAP.

      ADJUSTMENT DATE. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by the Borrower pursuant to ss.8.4(c).

      ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent's office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Administrative Agent may designate from time to time.

      ADMINISTRATIVE AGENT. Fleet National Bank, acting as agent for the Lenders and each other Person appointed as the successor Administrative Agent in accordance with ss.15.9.

      ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Bingham Dana LLP or such other counsel as may be approved by the Administrative Agent.

      AFFILIATE. Any Person which, directly or indirectly, controls, is controlled by or is under common control with the Borrower. "Control" of the Borrower means the power, directly or indirectly, (a) to vote ten percent (10%) or more of the Capital Stock (on a fully diluted basis) of the Borrower having ordinary voting power for the election of directors, managing members or general partners (as applicable); or (b) to direct or cause the direction of the management and policies of the Borrower (whether through the ownership of voting securities or by contract or otherwise).

      APPLICABLE MARGIN. For each period commencing on an Adjustment Date through the date immediately preceding the next Adjustment Date (each a "RATE

ADJUSTMENT PERIOD"), the Applicable Margin shall be the applicable margin set forth below with respect to the Leverage Ratio, as determined for the Reference Period of the Borrower and its Subsidiaries ending on the fiscal quarter ended immediately prior to the applicable Rate Adjustment Period.

--------------------------------------------------------------------------------

                                BASE                 LETTER OF
                                RATE    EURODOLLAR    CREDIT
LEVEL       LEVERAGE RATIO      LOANS   RATE LOANS     FEES      COMMITMENT FEE
--------------------------------------------------------------------------------
  I     Greater than or equal
        to 2.00:1.00              0%      2.25%        2.25%         .50%
--------------------------------------------------------------------------------
 II     Less than 2.00:1.00
        but greater than or
        equal to 1.50:1.00        0%      1.75%        1.75%         .50%
--------------------------------------------------------------------------------
 III    Less than 1.50:1.00
        but greater than or
        equal to 1.00:1.00        0%      1.50%        1.50%        .375%
--------------------------------------------------------------------------------
 IV     Less than 1.00:1.00       0%      1.25%        1.25%        .375%
--------------------------------------------------------------------------------

      Notwithstanding the foregoing, (a) for the Revolving Credit Loans outstanding and the Letter of Credit Fees and the Commitment Fee payable during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending March 30, 2002, the Applicable Margin shall not be lower than the Applicable Margin set forth in Level II above (except for the Applicable Margin on any Revolving Credit Loans made from the Closing Date through November 11, 2001, which shall be at Level II above until the applicable Interest Period therefor expires and then shall be governed by this paragraph (a)), and (b) if the Borrower fails to deliver any Compliance Certificate pursuant to
Section 8.4(c) hereof then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

      APPLICABLE PENSION LEGISLATION. At any time, any pension or retirement benefits legislation (be it national, federal, provincial, territorial or otherwise) then applicable to the Borrower or any of its Subsidiaries.

      ARRANGEMENT FEE. See ss.5.1

      ARRANGER. Fleet Securities, Inc.

      ASSET SALE. Any one or series of related transactions in which the Borrower or any of its Subsidiaries conveys, sells, leases, licenses or otherwise disposes of, directly or indirectly, any of its properties, businesses or assets (including the sale or issuance of capital stock of any Subsidiary other than to the Borrower or any Subsidiary of the Borrower) whether owned on the Closing Date or thereafter acquired.

      ASSIGNMENT AND ACCEPTANCE. See ss.15.1.

      BALANCE SHEET DATE. March 31, 2001.

      BASE RATE. The higher of (a) the variable annual rate of interest so designated from time to time by Fleet as its "prime rate", such rate being a reference rate and not necessarily representing the lowest or best rate being charged to any customer, and (b) one-half of one percent (0.50%) above the Federal Funds Effective Rate. For the purposes of this definition, "FEDERAL FUNDS EFFECTIVE RATE" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three funds brokers of recognized standing selected by the Administrative Agent. Changes in the Base Rate resulting from any changes in Fleet's "PRIME RATE" shall take place immediately without notice or demand of any kind.

      BASE RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

      BORROWER. As defined in the preamble hereto.

      BUSINESS DAY. Any day other than a Saturday or Sunday on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

      CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

      CAPITAL STOCK. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, other than convertible debt securities (including, without limitation, the Subordinated Notes) which have not been converted into shares, interests, participations or other equivalents (however designated) of capital stock of a corporation or any and all equivalent ownership interests in a Person (other than a corporation).

      CASH EQUIVALENTS. As to the Borrower and its Subsidiaries, (a) securities issued or directly and fully guaranteed or insured by the United States of America and having a maturity of not more than one (1) year from the date of acquisition; (b) certificates of deposit, time deposits and eurodollar time deposits with maturities of one (1) year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six (6) months and overnight bank deposits, in each case, (i) with any Lenders or (ii) with any domestic commercial bank organized under the laws of the United States of America or any state thereof, in each case having a rating of not less than A or its equivalent by S&P or any successor and having capital and surplus in excess of

$500,000,000; (c) repurchase obligations with a term of not more than thirty
(30) days for underlying securities of the types described in clauses (a) and
(b) above; (d) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one (1) year from the date of acquisition and, at the time of acquisition, having a rating of at least A from either S&P or Moody's; (e) any commercial paper or finance company paper issued by (i) any Lender or any holding company controlling any Lender or (ii) any other Person that is rated not less than "P-2" or "A-2" or their equivalents by Moody's or S&P or their successors; and (f) corporate bonds maturing within one (1) year from the date of acquisition and, at the time of acquisition, having a rating of not less than "A" or "A2" or their equivalents by Moody's or S&P or their successors.

      CASH MANAGEMENT FOREIGN SUBSIDIARIES. As defined in the definition of "Foreign Subsidiary Cash Management Arrangement".

      CASH MANAGEMENT GUARANTEES. As defined in the definition of "Foreign Subsidiary Cash Management Arrangement".

      CASH MANAGEMENT LIENS. As defined in the definition of "Foreign Subsidiary Cash Management Arrangement".

      CASH MANAGEMENT SETOFF RIGHTS. As defined in the definition of "Foreign Subsidiary Cash Management Arrangement".

      CERCLA. See ss.8.18(a).

      CHANGE OF CONTROL. An event or series of events by which either (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of thirty percent (30%) or more of the outstanding shares of Capital Stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower or (b) the Borrower shall at any time, legally or beneficially own less than 100% of the Capital Stock of any Guarantor.

      CLOSING DATE. The first date on which the conditions set forth in ss.11 have been satisfied and any Revolving Credit Loans are to be made or any Letter of Credit is to be issued hereunder.

      CODE. The Internal Revenue Code of 1986.

      COLLATERAL. All of the property, rights and interests of the Borrower and the Guarantors that are or are intended to be subject to the Liens created by the Security Documents.

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                                      -5-


      COMMITMENT. With respect to each Lender, the amount set forth on SCHEDULE 1 hereto as the amount of such Lender's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, the Borrower, as the same may be reduced from time to time; or if such commitment is terminated pursuant to the provisions hereof, zero.

      COMMITMENT FEE. See ss.2.2.

      COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on SCHEDULE 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

      COMPLIANCE CERTIFICATE. See ss.8.4(c).

      CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with GAAP.

      CONSOLIDATED CURRENT LIABILITIES. All liabilities (including deferred revenues) and other Indebtedness of the Borrower and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with GAAP, PLUS, without duplication, as of any date of determination occurring on or after June 30, 2002, the sum of (a) the aggregate principal amount of all Revolving Credit Loans outstanding on such date PLUS (b) all Unpaid Reimbursement Obligations outstanding on such date PLUS (c) the Maximum Drawing Amount of all issued and outstanding Letters of Credit on such date; PROVIDED, HOWEVER, for purposes of this definition, twenty five percent (25%) of the Borrower's and its Subsidiaries' deferred revenues shall not be considered a liability.

      CONSOLIDATED NET INCOME (OR DEFICIT). The consolidated net income (or deficit) of any Person and its Subsidiaries, after deduction of all expenses, taxes, and other proper charges, determined in accordance with GAAP, after eliminating therefrom all extraordinary nonrecurring items of income.

      CONSOLIDATED QUICK ASSETS. All cash, Cash Equivalents and Accounts Receivable of the Borrower and its Subsidiaries on a consolidated basis that, in accordance with GAAP, are properly classified as current assets, PROVIDED that Accounts Receivable shall be included only if good and collectible as determined by the Borrower in accordance with established practice consistently applied; and such Accounts Receivable shall be taken at their face value less reserves determined to be sufficient in accordance with GAAP.

      CONSOLIDATED TOTAL FUNDED DEBT. With respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) the aggregate amount of Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, relating to (i) the borrowing of money or the obtaining of credit, including the issuance of notes or bonds

(but excluding any Indebtedness consisting of the sale by the Borrower of its Accounts Receivable and other rights to receive payments pursuant to a nonrecourse purchase facility existing on the Closing Date and permitted by ss.9.1(i) hereof), (ii) the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business), (iii) any Synthetic Leases or any Capitalized Leases, and (iv) the maximum drawing amount of all letters of credit outstanding and bankers acceptances PLUS (b) Indebtedness of the type referred to in clause (a) of another Person (other than the Borrower or any of its Subsidiaries) guaranteed by the Borrower or any of its Subsidiaries.

      CONSOLIDATED TOTAL INTEREST EXPENSE. For any Person for any period, the aggregate amount of interest required to be paid or accrued by a Person and its Subsidiaries during such period on all Indebtedness of such Person and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

      CONVERSION REQUEST. A notice given by the Borrower to the Administrative Agent of the Borrower's election to convert or continue a Revolving Credit Loan in accordance with ss.2.7.

      CREDIT AGREEMENT. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      DEFAULT. See ss.13.1.

      DELINQUENT LENDER. See ss.14.5.3.

      DISCLOSURE LETTER. The Disclosure Letter dated as of the Closing Date from the Borrower to the Administrative Agent and each Lender.

      DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, defeasance, retirement or other acquisition of any shares of any class of Capital Stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (including the setting apart of assets for a sinking or other analogous fund to be used for such purpose); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of Capital Stock of the Borrower.

      DOLLARS or $. Dollars in lawful currency of the United States of America.

      DOMESTIC LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      DOMESTIC SUBSIDIARY. Any Subsidiary which is not a Foreign Subsidiary.

      DRAWDOWN DATE. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with ss.2.7.

      EBITDA. With respect to the Borrower for any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of the Borrower and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of the Borrower's Consolidated Net Income and without duplication, (i) depreciation and amortization for such period, PLUS
(ii) income tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period, PLUS (iv) other noncash charges for such period which charges shall be acceptable to the Administrative Agent, PLUS
(v) noncash costs and expenses incurred in connection with acquired in process research and development, PLUS (vi) transaction costs incurred in connection with any merger or acquisition permitted by ss.9.5.1. and acceptable to the Administrative Agent in its sole discretion, and MINUS, to the extent added in computing Consolidated Net Income, and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with GAAP. For purposes of calculating the Applicable Margin and compliance with the financial covenants contained herein, until the fiscal quarter ended September 30, 2002, the calculation of EBITDA shall be made on a Pro Forma Basis.

      EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of ss.3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Guaranteed Pension Plan or a Multiemployer Plan.

      ENVIRONMENTAL LAWS. See ss.7.18(a).

      EPA. See ss.7.18(b).

      EQUITY ISSUANCE. The sale or issuance by the Borrower or any of its Subsidiaries of any of its Capital Stock.

      ERISA. The Employee Retirement Income Security Act of 1974.

      ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under ss.414 of the Code.

      ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of ss.4043 of ERISA and the regulations promulgated thereunder.

      EUROCURRENCY RESERVE RATE. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any bank subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "EUROCURRENCY LIABILITIES" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      EURODOLLAR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Administrative Agent in its sole discretion acting in good faith.

      EURODOLLAR LENDING OFFICE. Initially, the office of each Lender designated as such in SCHEDULE 1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurodollar Rate Loans.

      EURODOLLAR RATE. For any Interest Period with respect to a Eurodollar Rate Loan, the rate of interest equal to (a) the rate determined by the Administrative Agent at which Dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 as of 11:00 a.m. London time on the second Eurodollar Business Day prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Rate. If the rate described above does not appear on the Telerate System on any applicable interest determination date, the Eurodollar Rate shall be the rate (rounded upward, if necessary, to the nearest one hundred-thousandth of a percentage point), determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to such Eurodollar Rate Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the second Eurodollar Business Day prior to the first day of such Interest Period as selected by the Administrative Agent. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to such Interest Period offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the second Eurodollar Business Day prior to the first day of such Interest Period. In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be considered that Eurodollar Rate pursuant to a Eurodollar Rate Loan cannot be determined.

      EURODOLLAR RATE LOANS. Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

      EVENT OF DEFAULT. See ss.13.1.

      FEE LETTER. The fee letter dated on or prior to the Closing Date among the Borrower, the Administrative Agent and the Arranger.

      FEES. Collectively, the Commitment Fee, the Letter of Credit Fees, the Fronting Fee, the Administrative Agent's Fee, the Closing Fee and the Arrangement Fee.

      FINANCIAL AFFILIATE. A Subsidiary of the bank holding company controlling any Lender, which Subsidiary is engaging in any of the activities permitted by ss.4(e) of the Bank Holding Company Act of 1956 (12 U.S.C. ss.1843).

      FLEET. Fleet National Bank, a national banking association, in its individual capacity.

      FOREIGN SUBSIDIARY. Any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America and the states (or the District of Columbia) thereof.

      FOREIGN SUBSIDIARY CASH MANAGEMENT ARRANGEMENT. The transaction or series of related transactions to be entered into after the Closing Date among Bank of America, N.A. and certain of the Borrower's Foreign Subsidiaries (collectively, the "CASH MANAGEMENT FOREIGN SUBSIDIARIES") pursuant to which (a) Bank of America, N.A. is to provide cash management services to such Foreign Subsidiaries (including, without limitation, overdraft protection); (b) in connection with such cash management services, Bank of America, N.A. will consider all of the Cash Management Foreign Subsidiaries as one consolidated entity for purposes of honoring checks and other purposes related to the cash management services to be provided; (c) each Cash Management Foreign Subsidiary will guaranty any obligations of any other Cash Management Foreign Subsidiary to Bank of America, N.A. which arises out of such cash management services (the "CASH MANAGEMENT GUARANTEES") and will grant to Bank of America, N.A. a security interest in all amounts in such Cash Management Foreign Subsidiary's deposit accounts held by Bank of America, N.A. to secure such guaranty obligations (the "CASH MANAGEMENT LIENS"); and (d) Bank of America, N.A. will obtain certain rights of setoff as to amounts held in any account owned by a Cash Management Foreign Subsidiary with Bank of America, N.A. to satisfy the obligations owing by any Cash Management Foreign Subsidiary under the cash management arrangements (the "CASH MANAGEMENT SETOFF RIGHTS").

      FOREIGN SUBSIDIARY REORGANIZATION. The transaction or series of transactions to occur after the Closing Date pursuant to which the Borrower transfers 100% of the Capital Stock of each of Peregrine Systems GmbH and Peregrine Systems Limited to Peregrine Systems Operations Ltd.

      GAAP OR GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. (a) When used in ss.10, whether directly or indirectly through reference to a capitalized term used therein, means (i) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(ii) to the extent consistent with such
principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date, and (b) when used in general, other than as provided above, means principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (ii) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "GAAP" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

      GOVERNING DOCUMENTS. With respect to any Person, its certificate or articles of incorporation, its by-laws and all shareholder agreements, voting trusts and similar arrangements applicable to any of its Capital Stock.

      GOVERNMENTAL AUTHORITY. Any foreign, federal, state, regional, local, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

      GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of ss.3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      GUARANTORS. Each Material Domestic Subsidiary of the Borrower existing on the Closing Date and each other Material Domestic Subsidiary of the Borrower which is required to be or become a guarantor from time to time pursuant to ss.8.16 hereof. Each such Person shall be a party to a Guaranty.

      GUARANTY. The Guaranty, dated or to be dated on or prior to the Closing Date (or such later date as is required by ss.8.16 hereof) made by each Material Domestic Subsidiary of the Borrower in favor of the Lenders and the Administrative Agent pursuant to which each Material Domestic Subsidiary of the Borrower guaranties to the Lenders and the Administrative Agent the payment and performance of the Obligations and in form and substance satisfactory to the Lenders and the Administrative Agent.

      HAZARDOUS SUBSTANCES. See ss.7.18(b).

      INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

            (a) every obligation of such Person for money borrowed,

            (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

            (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

            (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue more than ninety (90) days or which are being contested in good faith),

            (e) every obligation of such Person under any Capitalized Lease,

            (f) every obligation of such Person under any Synthetic Lease,

            (g) all sales by such Person of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables (collectively "RECEIVABLES"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

            (h) every obligation of such Person (an "EQUITY RELATED PURCHASE OBLIGATION") to purchase, redeem, retire or otherwise acquire for cash value any shares of Capital Stock issued by such Person or any rights measured by the value of such Capital Stock,

            (i) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices (a "DERIVATIVE CONTRACT"),

            (j) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

            (k) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses
      (a) through (j) (the "PRIMARY OBLIGATION") of another Person (the "PRIMARY OBLIGOR"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation,
      (ii) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

      The "AMOUNT" or "PRINCIPAL AMOUNT" of any Indebtedness at any time of determination represented by (t) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with GAAP, (u) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (v) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, (w) any Synthetic Lease shall be the stipulated loss value, termination value or other equivalent amount, (x) any derivative contract shall be the maximum amount of any termination or loss payment required to be paid by such Person if such derivative contract were, at the time of determination, to be terminated by reason of any event of default or early termination event thereunder, whether or not such event of default or early termination event has in fact occurred, (y) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price and (z) any guaranty or other contingent liability referred to in clause (k) shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty or other contingent obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

      INELIGIBLE SECURITIES. Securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss.24, Seventh), as amended.

      INSIGNIFICANT DOMESTIC SUBSIDIARY. Any Domestic Subsidiary which is not a Material Domestic Subsidiary.

      INSIGNIFICANT FOREIGN SUBSIDIARY. Any Foreign Subsidiary which is not a Material Foreign Subsidiary.

      INTEREST PAYMENT DATE. (a) As to any Base Rate Loan, the last day of the calendar month with respect to interest accrued during such calendar month, including, without limitation, the calendar month which includes the Drawdown Date of such Base Rate Loan; and (b) as to any Eurodollar Rate Loan in respect of which the Interest Period is (i) 3 months or less, the last day of such Interest Period and (ii) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      INTEREST PERIOD. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Revolving Credit Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request or as otherwise required by the terms of this Credit Agreement (i) for any Base Rate Loan, the last day of the calendar month; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and
(b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; PROVIDED that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

            (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C) if the Borrower shall fail to give notice as provided in ss.2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

            (E) any Interest Period that would otherwise extend beyond the Revolving Credit Loan Maturity Date shall end on the Revolving Credit Loan Maturity Date.

      INTEREST RATE AGREEMENT. Any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option agreement, foreign exchange agreements, or other similar agreement or arrangement to which the Borrower and any Lender is a party, designed to protect the Borrower against fluctuations in interest rates.

      INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding;
(b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid (but without duplication to any intercompany transactions that are both an Investment and Indebtedness); (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      LENDER AFFILIATE. (a) With respect to any Lender, (i) an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, limited liability company, trust or legal entity) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by such Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other entity (whether a corporation, partnership, limited liability company, trust or other legal entity) that is a fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      LENDERS. Fleet and the other lending institutions listed on SCHEDULE 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to ss.16.

      LETTER OF CREDIT. See ss.4.1.1.

      LETTER OF CREDIT APPLICATION. See ss.4.1.1.

      LETTER OF CREDIT FEE. See ss.4.6.

      LETTER OF CREDIT PARTICIPATION. See ss.4.1.4.

      LEVERAGE RATIO. As at any date of determination, the ratio of (a) Consolidated Total Funded Debt outstanding on such date to (b) EBITDA for the Reference Period ending on such date.

      LIEN. Any mortgage, deed of trust, security interest, pledge, hypothecation, assignment, attachment, deposit arrangement, encumbrance, lien (statutory, judgment or otherwise), or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any Capitalized Lease, any Synthetic Lease, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

      LOAN DOCUMENTS. This Credit Agreement (including the Disclosure Letter), the Revolving Credit Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter and the Security Documents.

      LOAN REQUEST. See ss.2.6.

      MATERIAL ADVERSE EFFECT. With respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding):

      (a) a material adverse effect on the business, properties, condition (financial or otherwise), assets, operations or income of the Borrower, individually or the Borrower and its Subsidiaries, taken as a whole;

      (b) an adverse effect on the ability of the Borrower or any of its Subsidiaries, individually and taken as a whole, to perform any of their respective Obligations under any of the Loan Documents to which it is a party; or

      (c) any impairment of the validity, binding effect or enforceability of this Credit Agreement or any of the other Loan Documents, any impairment of the rights, remedies or benefits available to the Administrative Agent or any Lender under any Loan Document or any impairment of the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents.

      MATERIAL DOMESTIC SUBSIDIARY. Each Domestic Subsidiary (a) whose assets exceed $10,000,000 in aggregate book value, or (b) has any right, title or interest in or to any patents, trademarks, copyrights or other similar intellectual property or (c) which directly or indirectly owns the Capital Stock of any other Material Subsidiary.

      MATERIAL FOREIGN SUBSIDIARY. Each Foreign Subsidiary (a) whose assets exceed $10,000,000 in aggregate book value, or (b) has any right, title or interest in or to any patents, trademarks, copyrights or other similar intellectual property or (c) which directly owns the Capital Stock of any other Material Subsidiary.

      MATERIAL SUBSIDIARY. A Material Domestic Subsidiary and/or a Material Foreign Subsidiary.

      MAXIMUM DRAWING AMOUNT. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      MINIMUM CASH. As of any date of determination, an amount equal to (a) Unencumbered Cash as of such date, LESS (b) the aggregate amount of Senior Funded

Debt of the Borrower and its Subsidiaries on such date (but excluding any intercompany Indebtedness permitted by ss.9.1 hereof).

      MOODY'S. Moody's Investors Services, Inc.

      MULTIEMPLOYER PLAN. Any multiemployer plan within the meaning of ss.3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      NET CASH EQUITY ISSUANCE PROCEEDS. With respect to any Equity Issuance, the excess of the gross cash proceeds received by such Person for such Equity Issuance after deduction of all reasonable and customary transaction expenses (including, without limitation, underwriting discounts and commissions) actually incurred in connection with such a sale or other issuance.

      NET CASH PROCEEDS. The net cash proceeds received by a Person in respect of any issuance of any Indebtedness, less the sum of all reasonable out-of-pocket fees, commissions and other reasonably and customary direct expenses actually incurred in connection with such issuance of Indebtedness.

      OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Administrative Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or any Interest Rate Agreement or in respect of any of the Revolving Credit Loans made or Reimbursement Obligations incurred or any of the Revolving Credit Notes, Letter of Credit Application, Letter of Credit or other instruments at any time evidencing any thereof.

      OUTSTANDING. With respect to the Revolving Credit Loans, the aggregate unpaid principal thereof as of any date of determination.

      PBGC. The Pension Benefit Guaranty Corporation created by ss.4002 of ERISA and any successor entity or entities having similar responsibilities.

      PERFECTION CERTIFICATES. The Perfection Certificates as defined in the Security Agreements.

      PERMITTED LIENS. Liens permitted by ss.9.2.

      PERSON. Any individual, corporation, limited liability company partnership, limited liability partnership, trust, other unincorporated association, business, or other legal entity, and any Governmental Authority.

      PRO FORMA BASIS. Until such time as four full fiscal quarters shall have elapsed after the merger of Rose Acquisition Corporation with and into Remedy Corporation

(the "Remedy Acquisition"), when calculating the financial covenants contained herein and the Applicable Margin, there shall be added to the actual EBITDA of the Borrower and its Subsidiaries the following amounts, which amounts represent the historical EBITDA of Remedy Corporation and its Subsidiaries for the periods immediately prior to the Remedy Acquisition: (a) for the fiscal quarter ended December 31, 2000, $19,523,000; (b) for the fiscal quarter ended March 31, 2001, ($3,562,000); (c) for the fiscal quarter ended June 30, 2001, $5,166,000; and
(d) for the period of July 1, 2001 through August 27, 2001, $3,542,000.

      RATE ADJUSTMENT PERIOD. See the definition of "Applicable Margin".

      RCRA. See ss.7.18(a).

      REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

      RECEIVABLES TRANSACTION. As defined in ss.9.1(i) hereof.

      RECORD. The grid attached to a Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Revolving Credit Loan referred to in such Revolving Credit Note.

      REFERENCE PERIOD. As of any date of determination, the period of four (4) consecutive fiscal quarters of the Borrower and its Subsidiaries ending on such date, or if such date is not a fiscal quarter end date, the period of four (4) consecutive fiscal quarters most recently ended (in each case treated as a single accounting period).

      REGISTER. See ss.15.3.

      REIMBURSEMENT OBLIGATION. The Borrower's obligation to reimburse the Administrative Agent and the Lenders on account of any drawing under any Letter of Credit as provided in ss.4.2.

      REQUIRED LENDERS. As of any date, (a) if there are fewer than three (3) Lenders on such date, all Lenders, and (b) if there are three (3) or more Lenders on such Date, the Lenders holding at least sixty six and two thirds percent (66-2/3%) of the outstanding principal amount of the Revolving Credit Notes on such date; and if no such principal is outstanding, the Lenders whose aggregate Commitments constitutes at least sixty six and two thirds percent (66-2/3%) of the Total Commitment.

      RESTRICTED PAYMENT. In relation to the Borrower and its Subsidiaries, any
(a) Distribution, (b) payment or prepayment by the Borrower or its Subsidiaries to the Borrower's or any Subsidiary's shareholders (or other equity holders) or to any Affiliate of the Borrower or any Subsidiary or any Affiliate of the Borrower's or such Subsidiary's shareholders (or other equity holders), in each case other than a payment to the Borrower, (c) payment in respect of any phantom stock or similar interests, or (d) derivatives or other transactions with any financial institution, commodities or stock exchange or clearinghouse (a "DERIVATIVES COUNTERPARTY") obligating the Borrower or any Subsidiary to make payments to such Derivatives Counterparty as a result of any change in market value of any Capital Stock of the Borrower or such Subsidiary.

      REVOLVING CREDIT LOAN MATURITY DATE. October 29, 2004.

      REVOLVING CREDIT LOANS. Revolving credit loans made or to be made by the Lenders to the Borrower pursuant to ss.2.

      REVOLVING CREDIT NOTES. See ss.2.4.

      SARA. See ss.7.18(a).

      SECURITY AGREEMENTS. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between the Borrower and the Guarantors and the Administrative Agent and in form and substance satisfactory to the Lenders and the Administrative Agent.

      SECURITY DOCUMENTS. The Guaranty, the Security Agreements, the Stock Pledge Agreements and all other instruments and documents, including without limitation Uniform Commercial Code financing statements, required to be executed or delivered pursuant to any Security Document.

      SENIOR FUNDED DEBT. At any time of determination, the sum of Consolidated Total Funded Debt minus Subordinated Debt.

      S&P. Standard & Poor's Ratings Group.

      STOCK PLEDGE AGREEMENTS. Collectively, (a) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent pursuant to which the Borrower pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 100% of the capital stock of its Material Domestic Subsidiaries; (b) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Harbinger Holdings, Inc. and the Administrative Agent pursuant to which Harbinger Holdings, Inc. pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 100% of the capital stock of its Material Domestic Subsidiaries; (c) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Peregrine Connectivity, Inc. and the Administrative Agent pursuant to which Peregrine Connectivity, Inc. pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 100% of the capital stock of its Material Domestic Subsidiaries; (d) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Peregrine California Padres, Inc. and the Administrative Agent pursuant to which Peregrine California Padres, Inc. pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 100% of the capital stock of its Material Domestic Subsidiaries; (e) the Stock Pledge Agreement, dated or to be dated on or prior to the Closing Date, between Peregrine Ontario Blue Jays, Inc. and the Administrative Agent pursuant to which Peregrine Ontario Blue Jays, Inc. pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 100% of the capital stock of its Material Domestic Subsidiaries; (f) the Charge Over Shares, dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent pursuant to which the Borrower pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 65% of the capital stock of FPrint UK Ltd.; (g) the Charge Over Shares, dated or to be dated on or prior to the Closing Date, between the Borrower and the Administrative Agent pursuant to which the Borrower pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 65% of the capital stock of Peregrine Systems Global Ltd.; and (h) the Charge Over Shares, dated or to be dated on or prior to the Closing Date, between Peregrine Remedy, Inc. and the Administrative Agent pursuant to which Peregrine Remedy, Inc. pledges to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, 65% of the capital stock of Remedy Cayman Ltd., and in each case in form and substance satisfactory to the Lenders and the Administrative Agent.

      SUBORDINATED DEBT. Unsecured Indebtedness of the Borrower that is expressly subordinated and made junior in payment and performance in full of the Obligations, and evidenced as such by the Subordinated Indenture.

      SUBORDINATED DEBT DOCUMENTS. Collectively, the Subordinated Indenture and the Subordinated Notes.

      SUBORDINATED INDENTURE. The Indenture dated as of November 14, 2000 between the Borrower and State Street Bank and Trust Company of California, N.A., as Trustee, relating to the Subordinated Notes.

      SUBORDINATED NOTES. The 5 1/2% Convertible Subordinated Notes Due 2007 in the initial aggregate principal amount of $270,000,000 issued pursuant to the Subordinated Indenture.

      SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

      SYNTHETIC LEASE. Any lease of goods or other property, whether real or personal, which is treated as an operating lease under GAAP and as a loan or financing for U.S. income tax purposes.

      TARGET EBITDA. With respect to any Person for any fiscal period, an amount equal to the sum of (a) Consolidated Net Income of a Person and its Subsidiaries for such fiscal period, PLUS (b) in each case to the extent deducted in the calculation of such Person's Consolidated Net Income and without duplication,
(i) depreciation and amortization for such period, PLUS (ii) income tax expense for such period, PLUS (iii) Consolidated Total Interest Expense paid or accrued during such period, PLUS (iv) other noncash charges for such period, and minus, to the extent added in computing Consolidated Net Income, and without duplication, all noncash gains (including income tax benefits) for such period, all as determined in accordance with GAAP.

      TOTAL COMMITMENT. The sum of the Commitments of the Lenders, as in effect from time to time.

      TYPE. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

      UNENCUMBERED CASH. The aggregate amount of cash and Cash Equivalents of the Borrower and the Guarantors which is not subject to any lien, encumbrance, security interest or other claim whatsoever, except for a lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to secure the Obligations under the Loan Documents.

      UNPAID REIMBURSEMENT OBLIGATION. Any Reimbursement Obligation for which the Borrower does not reimburse the Administrative Agent and the Lenders on the date specified in, and in accordance with, ss.4.2.

      VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

      WARRANTY GUARANTY. Any guaranty issued by the Borrower in favor of the purchaser of any Subsidiary's Accounts Receivable sold pursuant to the Receivables Transaction so long as such guaranty is limited solely to a guaranty by the Borrower of such Subsidiary's repayment obligations to the purchaser arising from a resale of any such Accounts Receivable by the purchaser to such Subsidiary arising solely as a result of a defect in the underlying goods sold or services rendered which gave rise to such Account Receivable initially sold to the purchaser (and not any resale relating to the creditworthiness of the underlying account debtor on such Account Receivable), all pursuant to the express terms of the documentation governing such Receivables Transaction.

      1.2. RULES OF INTERPRETATION.

            (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

            (b) The singular includes the plural and the plural includes the singular.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "INSTRUMENT" being that defined under Article 9 of the Uniform Commercial Code.

            (h) Reference to a particular "ss." refers to that section of this Credit Agreement unless otherwise indicated.

            (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

            (j) Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

            (k) This Credit Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are, however, cumulative and are to be performed in accordance with the terms thereof.

            (l) This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Administrative Agent and the Borrower and are the product of discussions and negotiations among all parties. Accordingly, this Credit Agreement and the other Loan Documents are not intended to be construed against the Administrative Agent or any of the Lenders merely on account of the Administrative Agent's or any Lender's involvement in the preparation of such documents.

                        2. THE REVOLVING CREDIT FACILITY.

      2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Lenders severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time from the Closing Date up to but not including the Revolving Credit Loan Maturity Date upon notice by the Borrower to the Administrative Agent given in accordance with ss.2.6, such sums as are requested by the Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Lender's Commitment MINUS such Lender's Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PROVIDED that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) PLUS the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the Total Commitment at such time. The Revolving Credit Loans shall be made PRO RATA in accordance with each Lender's Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in ss.11 and ss.12, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and ss.12, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

      2.2. COMMITMENT FEE. The Borrower agrees to pay to the Administrative Agent for the accounts of the Lenders in accordance with their respective Commitment Percentages a commitment fee (the "COMMITMENT FEE") calculated at the rate per annum of the Applicable Margin with respect to the Commitment Fee as in effect from time to time on the average daily amount during each calendar quarter or portion thereof from the date hereof to the Revolving Credit Loan Maturity Date by which the Total Commitment MINUS the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter. The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Commitments shall terminate.

      2.3. REDUCTION OF TOTAL COMMITMENT. The Borrower shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Administrative Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof or to terminate entirely the Total Commitment, whereupon the Commitments of the Lenders shall be reduced PRO RATA in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of the Borrower delivered pursuant to this ss.2.3, the Administrative Agent will notify the Lenders of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders the full amount of any Commitment Fee then accrued on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

      2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of EXHIBIT B hereto (each a "REVOLVING CREDIT NOTE"), dated as of the Closing Date (or such other date on which a Lender may become a party hereto in accordance with ss.15 hereof) and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Lender, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Lender to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Lender's Revolving Credit Note, an appropriate notation on such Lender's Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Lender's Record shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in ss.5.11,

            (a) Each Revolving Credit Loan which is a Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate PLUS the Applicable Margin with respect to Base Rate Loans as in effect from time to time.

            (b) Each Revolving Credit Loan which is a Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the Eurodollar Rate determined for such Interest Period PLUS the Applicable Margin with respect to Eurodollar Rate Loans as in effect from time to time.

      The Borrower promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

      2.6. REQUESTS FOR REVOLVING CREDIT LOANS. The Borrower shall give to the Administrative Agent written notice in the form of EXHIBIT C hereto (or telephonic notice confirmed in a writing in the form of EXHIBIT C hereto) of each Revolving Credit Loan requested hereunder (a "Loan Request") no less than
(a) one (1) Business Day prior to the proposed Drawdown Date of any Base Rate Loan and (b) three (3) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify (i) the principal amount of the Revolving Credit Loan requested, (ii) the proposed Drawdown Date of such Revolving Credit Loan, (iii) the Interest Period for such Revolving Credit Loan and (iv) the Type of such Revolving Credit Loan. Promptly upon receipt of any such notice, the Administrative Agent shall notify each of the

Lenders thereof. Each Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the Lenders on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof.

      2.7. CONVERSION OPTIONS.

            2.7.1. CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, PROVIDED that (a) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Administrative Agent at least one
      (1) Business Days prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Administrative Agent at least three (3) Eurodollar Business Days prior written notice of such election; (c) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto and (d) no Revolving Credit Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Lender shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, PROVIDED that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurodollar Rate Loan shall be irrevocable by the Borrower.

            2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in ss.2.7.1; PROVIDED that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Administrative Agent active upon the Borrower's account have actual knowledge. In the event that the Borrower fails to provide any such notice with respect to the continuation of any Eurodollar Rate Loan as such, then such Eurodollar Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Administrative Agent shall notify the Lenders promptly when any such automatic conversion contemplated by this ss.2.7 is scheduled to occur.

            2.7.3. EURODOLLAR RATE LOANS. Any conversion to or from Eurodollar Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurodollar Rate Loans having the same Interest Period shall not be less than $1,000,000 or a whole multiple of $500,000 in excess thereof. No more than ten (10) Eurodollar Rate Loans having different Interest Periods may be outstanding at any time.

      2.8. FUNDS FOR REVOLVING CREDIT LOAN.

            2.8.1. FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Lenders will make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Lender of such amount, and upon receipt of the documents required by ss.ss.11 and 12 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Administrative Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans made available to the Administrative Agent by the Lenders. The failure or refusal of any Lender to make available to the Administrative Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Administrative Agent the amount of such other Lender's Commitment Percentage of any requested Revolving Credit Loans.

            2.8.2. ADVANCES BY ADMINISTRATIVE AGENT. The Administrative Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that such Lender has made available to the Administrative Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Administrative Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount of such Lender's Commitment Percentage of such Revolving Credit Loans, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Administrative Agent, and the denominator of which is 360. A statement of the Administrative Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Administrative Agent by such

      Lender. If the amount of such Lender's Commitment Percentage of such Revolving Credit Loans is not made available to the Administrative Agent by such Lender within three (3) Business Days following such Drawdown Date, the Administrative Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                   3. REPAYMENT OF THE REVOLVING CREDIT LOANS.

      3.1. MATURITY. The Borrower promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      3.2. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS.

            3.2.1. GENERAL. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the Total Commitment at such time, then the Borrower shall immediately pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders for application: first, to any Unpaid Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Administrative Agent cash collateral for Reimbursement Obligations as contemplated by ss.4.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Lenders, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

            3.2.2. PROCEEDS OF CERTAIN EVENTS. Concurrently with the receipt by the Borrower or any Subsidiary of:

                  (a) Net Cash Proceeds received from any issuance of
            Indebtedness (other than the issuance of Indebtedness permitted by ss.9.1(a) - (q) hereof); or

                  (b) Net Cash Equity Issuance Proceeds of the Borrower or any
            of its Subsidiaries (other than Net Cash Equity Issuance Proceeds received by the Borrower from the purchase by the Borrower's employees of the Borrower's Capital Stock pursuant to an employee stock option program);

            the Borrower shall pay to the Administrative Agent for the respective accounts of the Lenders an amount equal to one hundred percent (100%) of such proceeds, with such amounts to be applied to reduce the outstanding amount of the Revolving Credit Loans. Such mandatory prepayments shall be allocated among the Lenders in proportion, as nearly as practicable, to the respective outstanding amounts of each Lender's Revolving Credit Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. All prepayments of Eurodollar Rate Loans prior to the end of an Interest Period shall obligate the Borrower to pay any breakage costs associated with such Eurodollar Rate Loans in accordance with ss.5.10. Prior to the occurrence of an Event of Default, the Borrower may elect to avoid such breakage costs by providing to the Administrative Agent cash in an amount sufficient to cash collateralize such Eurodollar Rate Loans, but in no event shall the Borrower be deemed to have paid such Eurodollar Rate Loans until such cash has been paid to the Administrative Agent for application to such Eurodollar Rate Loans. The Administrative Agent may elect to cause such cash collateral to be deposited into either (i) a cash collateral account pursuant to the terms of a cash collateral agreement executed by the Borrower and the Administrative Agent and in form and substance satisfactory to the Administrative Agent or (ii) the Borrower's operating account with appropriate instructions prohibiting the Borrower's withdrawal of such funds so long as they remain cash collateral. In each such case, the Borrower agrees to execute and deliver to the Administrative Agent such instruments and documents, including Uniform Commercial Code financing statements and agreements with any third party depository banks, as the Administrative Agent may request.

      3.3. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. The Borrower shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, PROVIDED that any full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans pursuant to this ss.3.3 may be made only on the last day of the Interest Period relating thereto. The Borrower shall give the Administrative Agent, no later than 2:00 p.m., Boston time, at least one (1) Business Days prior written notice of any proposed prepayment pursuant to this ss.3.3 of Base Rate Loans, and three (3) Eurodollar Business Days notice of any proposed prepayment pursuant to this ss.3.3 of Eurodollar Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Each partial prepayment shall be allocated among the Lenders, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Lender's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                              4. LETTERS OF CREDIT.

      4.1. LETTER OF CREDIT COMMITMENTS.

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                                      -28-


            4.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by the Borrower of a letter of credit application on the Administrative Agent's customary form (a "LETTER OF CREDIT APPLICATION"), the Administrative Agent on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in ss.4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit (individually, a "LETTER OF CREDIT"), in such form as may be requested from time to time by the Borrower and agreed to by the Administrative Agent; PROVIDED, HOWEVER, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $10,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at such time. Notwithstanding the foregoing, the Administrative Agent shall have no obligation to issue any Letter of Credit to support or secure any Indebtedness of the Borrower or any of its Subsidiaries to the extent that such Indebtedness was incurred prior to the proposed issuance date of such Letter of Credit, unless in any such case the Borrower demonstrates to the satisfaction of the Administrative Agent that (x) such prior incurred Indebtedness were then fully secured by a prior perfected and unavoidable security interest in collateral provided by the Borrower or such Subsidiary to the proposed beneficiary of such Letter of Credit or
      (y) such prior incurred Indebtedness were then secured or supported by a letter of credit issued for the account of the Borrower or such Subsidiary and the reimbursement obligation with respect to such letter of credit was fully secured by a prior perfected and unavoidable security interest in collateral provided to the issuer of such letter of credit by the Borrower or such Subsidiary.

            4.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Administrative Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

            4.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the "UNIFORM CUSTOMS") or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Administrative Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

            4.1.4. REIMBURSEMENT OBLIGATIONS OF LENDERS. Each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender's Commitment Percentage, to reimburse the Administrative Agent on demand for the amount of each draft paid by the Administrative Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower pursuant to ss.4.2 (such agreement for a Lender being called herein the "LETTER OF CREDIT PARTICIPATION" of such Lender).

            4.1.5. PARTICIPATIONS OF LENDERS. Each such payment made by a Lender shall be treated as the purchase by such Lender of a participating interest in the Borrower's Reimbursement Obligation under ss.4.2 in an amount equal to such payment. Each Lender shall share in accordance with its participating interest in any interest which accrues pursuant to ss.4.2.

      4.2. REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Administrative Agent to issue, extend and renew each Letter of Credit and the Lenders to participate therein, the Borrower hereby agrees to reimburse or pay to the Administrative Agent, for the account of the Administrative Agent or (as the case may be) the Lenders, with respect to each Letter of Credit issued, extended or renewed by the Administrative Agent hereunder,

            (a) except as otherwise expressly provided in ss.4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Administrative Agent, or the Administrative Agent otherwise makes a payment with respect thereto, (i) the amount paid by the Administrative Agent under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Administrative Agent or any Lender in connection with any payment made by the Administrative Agent or any Lender under, or with respect to, such Letter of Credit,

            (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations, and

            (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with ss.13, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Administrative Agent for the benefit of the Lenders and the Administrative Agent as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Administrative Agent at the Administrative Agent's Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this ss.4.2 at any time from the date such amounts become due and payable (whether as stated in this ss.4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Administrative Agent on demand at the rate specified in ss.5.11 for overdue principal on the Revolving Credit Loans.

      4.3. LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Administrative Agent shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrower fails to reimburse the Administrative Agent as provided in ss.4.2 on or before the date that such draft is paid or other payment is made by the Administrative Agent, the Administrative Agent may at any time thereafter notify the Lenders of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Administrative Agent, at the Administrative Agent's Office, in immediately available funds, such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Administrative Agent for federal funds acquired by the Administrative Agent during each day included in such period, TIMES (b) the amount equal to such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation, TIMES (c) a fraction, the numerator of which is the number of days that elapse from and including the date the Administrative Agent paid the draft presented for honor or otherwise made payment to the date on which such Lender's Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Administrative Agent, and the denominator of which is 360. The responsibility of the Administrative Agent to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

      4.4. OBLIGATIONS ABSOLUTE. The Borrower's obligations under this ss.4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Administrative Agent, any Lender or any beneficiary of a Letter of

Credit. The Borrower further agrees with the Administrative Agent and the Lenders that the Administrative Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations under ss.4.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower against the beneficiary of any Letter of Credit or any such transferee. The Administrative Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Administrative Agent or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Administrative Agent or any Lender to the Borrower.

      4.5. RELIANCE BY ISSUER. To the extent not inconsistent with ss.4.4, the Administrative Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

      4.6. LETTER OF CREDIT FEE. The Borrower shall pay a fee (in each case, a "LETTER OF CREDIT FEE") to the Administrative Agent in respect of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin with respect to the face amount of such Letter of Credit, plus a fee (in each case, a "FRONTING FEE") equal to one eighth of one percent (1/8%) of the face amount of such Letter of Credit for the account of the Administrative Agent, as a fronting fee, and such Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages. The Letter of Credit Fees and the Fronting Fees shall be due and payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter. In respect of each Letter of Credit, the Borrower shall also pay to the Administrative Agent for the Administrative Agent's own account, at such other time or times as such charges are customarily made by the Administrative Agent, the Administrative Agent's customary issuance, amendment, negotiation or document examination and other administrative fees as in effect from time to time.

                         5. CERTAIN GENERAL PROVISIONS.

      5.1. STRUCTURING AND ADVISORY FEES. The Borrower agrees to pay to the Administrative Agent for the account of the Administrative Agent and the Arranger, on the Closing Date a structuring and advisory fee (the "ARRANGEMENT FEE") as set forth in the Fee Letter.

      5.2. ADMINISTRATIVE AGENT'S FEE. The Borrower shall pay to the Administrative Agent, for the Administrative Agent's own account, on the dates specified in the Fee Letter an Administrative Agent's fee as set forth in the Fee Letter.

      5.3. FUNDS FOR PAYMENTS.

            5.3.1. PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, Reimbursement Obligations, Fees and any other amounts due hereunder or under any of the other Loan Documents shall be made on the due date thereof to the Administrative Agent in Dollars, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Office or at such other place that the Administrative Agent may from time to time designate, in each case at or about 11:00 a.m. (Boston, Massachusetts, time or other local time at the place of payment) and in immediately available funds.

            5.3.2. NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without recoupment, setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Administrative Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Administrative Agent to receive the same net amount which the Lenders or the Administrative Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Administrative Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

            5.3.3. NON-U.S. LENDERS. Each Lender and the Administrative Agent that is not a U.S. Person as defined in Section 7701(a)(30) of the Code for federal income tax purposes (a "NON-U.S. LENDER") hereby agrees that, if and to the extent it is legally able to do so, it shall, prior to the date of the first payment by the Borrower hereunder to be made to such Lender or the Administrative Agent or for such Lender's or the Administrative Agent's account, deliver to the Borrower and the Administrative Agent, as applicable, such certificates, documents or other evidence, as and when required by the Code or Treasury Regulations issued pursuant thereto, including (a) in the case of a Non-U.S. Lender that is a "bank" for purposes of Section 881(c)(3)(A) of the Code, two (2) duly completed copies of Internal Revenue Service Form W-8BEN or Form W-8ECI and any other certificate or statement of exemption required by Treasury Regulations, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Lender or the Administrative Agent establishing that with respect to payments of principal, interest or fees hereunder it is (i) not subject to United States federal withholding tax under the Code because such payment is effectively connected with the conduct by such Lender or Administrative Agent of a trade or business in the United States or (ii) totally exempt or partially exempt from United States federal withholding tax under a provision of an applicable tax treaty and (b) in the case of a Non-U.S. Lender that is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, a certificate in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and to the effect that (i) such Non-U.S. Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, is not subject to regulatory or other legal requirements as a bank in any jurisdiction, and has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any governmental authority, any application made to a rating agency or qualification for any exemption from any tax, securities law or other legal requirements, (ii) is not a ten (10) percent shareholder for purposes of Section 881(c)(3)(B) of the Code and (iii) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code, together with a properly completed Internal Revenue Service Form W-8 or W-9, as applicable (or successor forms). Each Lender or the Administrative Agent agrees that it shall, promptly upon a change of its lending office or the selection of any additional lending office, to the extent the forms previously delivered by it pursuant to this section are no longer effective, and promptly upon the Borrower's or the Administrative Agent's reasonable request after the occurrence of any other event (including the passage of time) requiring the delivery of a Form W-8BEN, Form W-8ECI, Form W-8 or W-9 in addition to or in replacement of the forms previously delivered, deliver to the Borrower and the Administrative Agent, as applicable, if and to the extent it is properly entitled to do so, a properly completed and executed Form W-8BEN, Form W-8ECI, Form W-8 or W-9, as applicable (or any successor forms thereto). The Borrower shall not be required to pay any additional amounts to any Non-U.S. Lender in respect of United States federal withholding tax pursuant to ss.5.3.2 above to the extent that the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of this ss.5.3.3; PROVIDED, HOWEVER, that the foregoing shall not relieve the Borrower of its obligation to pay additional amounts pursuant to ss.5.3.2 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in interpretation, administration or application thereof, a Non-US Lender that was previously entitled to receive all payments under this Credit Agreement and the Revolving Credit Notes without deduction or withholding of any United States federal income taxes is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding.

      5.4. COMPUTATIONS. All computations of interest on Base Rate Loans shall be based on a 365 day year and paid for the actual number of days elapsed. All computations of interest on Eurodollar Rate Loans and of Fees shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "INTEREST PERIOD" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Credit Loans as reflected on the Records from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by the Administrative Agent or any of the Lenders of such outstanding amount, the Administrative Agent or such Lender shall notify the Borrower to the contrary.

      5.5. INABILITY TO DETERMINE EURODOLLAR RATE. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Administrative Agent shall determine or be notified by the Required Lenders that
(a) adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period or (b) the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining their Eurodollar Rate Loans during such period, the Administrative Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders) to the Borrower and the Lenders. In such event (i) any Loan Request or Conversion Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(ii) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Lenders to make Eurodollar Rate Loans shall be suspended until the Administrative Agent or the Required Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Administrative Agent or, as the case may be, the Administrative Agent upon the instruction of the Required Lenders, shall so notify the Borrower and the Lenders.

      5.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Rate Loans, such Lender shall forthwith give notice of such circumstances to the Borrower and the other Lenders and thereupon (a) the commitment of such Lender to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Administrative Agent for the account of such Lender, upon demand by such Lender, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender in making any conversion in accordance with this ss.5.6, including any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

      5.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Administrative Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Lender or the Administrative Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Revolving Credit Loans (other than taxes based upon or measured by the income or profits of such Lender or the Administrative Agent), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Revolving Credit Loans or any other amounts payable to any Lender or the Administrative Agent under this Credit Agreement or any of the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

            (d) impose on any Lender or the Administrative Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, the Revolving Credit Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Revolving Credit Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

                  (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Revolving Credit Loans or such Lender's Commitment or any Letter of Credit, or

                  (ii) to reduce the amount of principal, interest,
            Reimbursement Obligation or other amount payable to such Lender or the Administrative Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Revolving Credit Loans, or

                  (iii) to require such Lender or the Administrative Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Administrative Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) the Administrative Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Administrative Agent such additional amounts as will be sufficient to compensate such Lender or the Administrative Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

      5.8. CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a Governmental Authority with appropriate jurisdiction, or (b) compliance by such Lender or the Administrative Agent or any corporation controlling such Lender or the Administrative Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or the Administrative Agent's commitment with respect to any Revolving Credit Loans to a level below that which such Lender or the Administrative Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Administrative Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Administrative Agent to be

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                                      -37-


material, then such Lender or the Administrative Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, the Borrower and such Lender shall thereafter attempt to negotiate in good faith, within thirty (30) days of the day on which the Borrower receives such notice, an adjustment payable hereunder that will adequately compensate such Lender in light of these circumstances. If the Borrower and such Lender are unable to agree to such adjustment within thirty (30) days of the date on which the Borrower receives such notice, then commencing on the date of such notice (but not earlier than the effective date of any such increased capital requirement), the fees payable hereunder shall increase by an amount that will, in such Lender's reasonable determination, provide adequate compensation. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

      5.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to ss.ss.5.7 or 5.8 and a brief explanation of such amounts which are due, submitted by any Lender or the Administrative Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

      5.10. INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (excluding loss of anticipated profits) that such Lender may sustain or incur as a consequence of (a) default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to banks of funds obtained by it in order to maintain its Eurodollar Rate Loans,
(b) default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request, or a Conversion Request relating thereto in accordance with ss.2.6 or ss.2.7 or (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Revolving Credit Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Revolving Credit Loans.

      5.11. INTEREST AFTER DEFAULT.

            5.11.1. OVERDUE AMOUNTS. Overdue principal and (to the extent permitted by applicable law) interest on the Revolving Credit Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to two percent (2%) above the rate of interest then applicable thereto (or, if no rate of interest is then applicable thereto, the Base Rate) until such amount shall be paid in full (after as well as before judgment).

            5.11.2. AMOUNTS NOT OVERDUE. During the continuance of an Event of Default the principal of the Revolving Credit Loans not overdue shall, until such Event of Default has been cured or remedied or such Event of Default has been waived by the Required Lenders pursuant to ss.16.12, bear interest at a rate per annum equal to two percent (2%) above the rate of interest otherwise applicable to such Revolving Credit Loans pursuant to ss.2.5.

      5.12. REPLACEMENT OF LENDERS. If any Lender (an "AFFECTED LENDER") (a) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to ss.ss.5.7 or 5.8, (b) is unable to make or maintain Eurodollar Rate Loans as a result of a condition described in ss.5.6 or (c) defaults in its obligation to make Revolving Credit Loans in accordance with the terms of this Credit Agreement or purchase any Letter of Credit Participation, the Borrower may, so long as no Default or Event of Default has occurred and is then continuing, within ninety (90) days of receipt of such demand, notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation or causing ss.5.6 to be applicable), or default, as the case may be, by notice (a "REPLACEMENT NOTICE") in writing to the Administrative Agent and such Affected Lender (i) request the Affected Lender to cooperate with the Borrower in obtaining a replacement Lender satisfactory to the Administrative Agent and the Borrower (the "REPLACEMENT LENDER"); (ii) request the non-Affected Lenders to acquire and assume all of the Affected Lender's Revolving Credit Loans and Commitment as provided herein, but none of such Lenders shall be under an obligation to do so; or (iii) designate a Replacement Lender approved by the Administrative Agent, such approval not to be unreasonably withheld or delayed. If any satisfactory Replacement Lender shall be obtained, and/or if any one or more of the non-Affected Lenders shall agree to acquire and assume all of the Affected Lender's Revolving Credit Loans and Commitment, then such Affected Lender shall assign, in accordance with ss.16, all of its Commitment, Revolving Credit Loans, Letter of Credit Participations, Revolving Credit Notes and other rights and obligations under this Credit Agreement and all other Loan Documents to such Replacement Lender or non-Affected Lenders, as the case may be, in exchange for payment of the principal amount so assigned and all interest and fees accrued on the amount so assigned, plus all other Obligations then due and payable to the Affected Lender; PROVIDED, HOWEVER, that (A) such assignment shall be without recourse, representation or warranty and shall be on terms and conditions reasonably satisfactory to such Affected Lender and such Replacement Lender and/or non-Affected Lenders, as the case may be, and (B) prior to any such assignment, the Borrower shall have paid to such Affected Lender all amounts properly demanded and unreimbursed under ss.ss.5.7 and 5.8. Upon the effective date of such assignment, the Borrower shall issue replacement Revolving Credit Notes to such Replacement Lender and/or non-Affected Lenders, as the case may be, and such institution shall become a "Lender" for all purposes under this Credit Agreement and the other Loan Documents.

                     6. COLLATERAL SECURITY AND GUARANTIES.

      6.1. SECURITY OF BORROWER. The Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower described in the Security Documents, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

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                                      -39-


      6.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantor's under the Guaranty shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor described in the Security Documents, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Subsidiary is a party.

                       7. REPRESENTATIONS AND WARRANTIES.

      The Borrower represents and warrants to the Lenders and the Administrative Agent as follows:

      7.1. CORPORATE AUTHORITY.

            7.1.1. INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (a) is a corporation (or similar business entity) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, (b) has all requisite corporate (or the equivalent company) power to own its property and conduct its business as now conducted and as presently contemplated, and
      (c) is in good standing as a foreign corporation (or similar business entity) and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect.

            7.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (a) are within the corporate (or the equivalent company) authority of such Person, (b) have been duly authorized by all necessary corporate (or the equivalent company) proceedings, (c) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries except to the extent that any such conflict or breach could not reasonably be expected to have a Material Adverse Effect and (d) do not conflict with any provision of the Governing Documents of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries, except where any such conflict of an agreement or instrument (other than the Governing Documents) could not reasonably be expected to have a Material Adverse Effect.

            7.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      7.2. GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      7.3. TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 7.3 to the Disclosure Letter, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no Liens or other rights of others, except Permitted Liens.

      7.4. FINANCIAL STATEMENTS AND PROJECTIONS.

            7.4.1. FISCAL YEAR. The Borrower and each of its Subsidiaries has a fiscal year which is the twelve months ending on March 31 of each calendar year.

            7.4.2. FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended, certified by Arthur Andersen LLP. There has also been furnished to each of the Lenders a consolidated balance sheet of Remedy Corporation, a Delaware corporation ("REMEDY CORPORATION") and its Subsidiaries as of December 31, 2000 and a consolidated statement of income of Remedy Corporation and its Subsidiaries for the fiscal year then ended, certified by Ernst & Young LLP. Such balance sheets and statements of income have been prepared in accordance with GAAP and fairly present the financial condition of each of the Borrower and Remedy Corporation as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of either the Borrower or any of its Subsidiaries or Remedy Corporation and its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheet and the notes related thereto.

            7.4.3. PROJECTIONS. The projections of the annual operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the 2002 through 2004 fiscal years, copies of which have been delivered to each Lender, disclose all material assumptions made with respect to general economic, financial and market conditions used in formulating such projections. To the knowledge of the Borrower or any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. Each of the Administrative Agent and the Lenders recognize that the projections and forecasts provided by or on behalf of the Borrower, although reflecting the Borrower's good faith projections or forecasts based on methods and data which the Borrower believes to be reasonable and accurate, are not to be viewed as facts and that actual results during the periods covered by any such projections and forecasts may differ from the projected or forecasted results.

            7.4.4. SOLVENCY. The Borrower and its Subsidiaries, on a consolidated and consolidating basis, both before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents (a) are solvent; (b) have assets having a fair value in excess of their liabilities; (c) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become due and payable, and (d) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

      7.5. NO MATERIAL ADVERSE CHANGES, ETC. Since the Balance Sheet Date there has been no event or occurrence which has had a Material Adverse Effect. Since the Balance Sheet Date, the Borrower has not made any Restricted Payments other than the Restricted Payments permitted by ss.9.4 hereof.

      7.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Borrower and each of its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      7.7. LITIGATION. Except as set forth in SCHEDULE 7.7 to the Disclosure Letter, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any Governmental Authority, that, (a) could reasonably be expected to either in any case or in the aggregate, (i) have a Material Adverse Effect or (ii) materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or (b) which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      7.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any Governing Document or other legal restriction, or any judgment, decree, order, law, statute, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any Material Adverse Effect.

      7.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its Governing Documents, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or could reasonably be expected to have a Material Adverse Effect.

      7.10. TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, other than the making or filing, as the case may be, of any income tax return, report or declaration for any Subsidiary other than Peregrine Remedy, Inc. if the failure to so make or file could not reasonably be expected to have a Material Adverse Effect, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, other than the payment of taxes or assessments owed by a Subsidiary other than Peregrine Remedy, Inc. if the failure to make such payments could not reasonably be expected to have a Material Adverse Effect and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and none of the officers of the Borrower know of any basis for any such claim.

      7.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      7.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "HOLDING COMPANY", or a "SUBSIDIARY COMPANY" of a "HOLDING COMPANY", or an "AFFILIATE" of a "HOLDING COMPANY", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "INVESTMENT COMPANY", or an "AFFILIATED COMPANY" or a "PRINCIPAL UNDERWRITER" of an "INVESTMENT COMPANY", as such terms are defined in the Investment Company Act of 1940.

      7.13. ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future Lien on any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

      7.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Administrative Agent's security interest in the Collateral. The Collateral and the Administrative Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower or a Subsidiary of the Borrower party to one of the Security Agreements is the owner of the Collateral free from any Lien, except for Permitted Liens.

      7.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, except to the extent that any such transaction could not reasonably be expected to have a Material Adverse Effect.

      7.16. EMPLOYEE BENEFIT PLANS.

            7.16.1. IN GENERAL. Each Employee Benefit Plan and each Guaranteed Pension Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and all Applicable Pension Legislation and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by ss.412 of ERISA. The Borrower has heretofore delivered to the Administrative Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under ss.103(d) of ERISA, with respect to each Guaranteed Pension Plan.

            7.16.2. TERMINABILITY OF WELFARE PLANS. No Employee Benefit Plan, which is an employee welfare benefit plan within the meaning of ss.3(1) or ss.3(2)(B) of ERISA, provides benefit coverage subsequent to termination of employment, except as required by Title I, Part 6 of ERISA or the applicable state insurance laws. The Borrower may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower without material liability to any Person other than for claims arising prior to termination.

            7.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, if any, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of ss.302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and neither the Borrower nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event (other than an ERISA Reportable Event as to which the requirement of 30 days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of ss.4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $2,000,000.

            7.16.4. MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under ss.4201 of ERISA or as a result of a sale of assets described in ss.4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of ss.4241 or ss.4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under ss.4041A of ERISA.

      7.17. USE OF PROCEEDS.

            7.17.1. GENERAL. The proceeds of the Revolving Credit Loans shall be used to refinance existing Indebtedness of the Borrower and for working capital and general corporate purposes. The Borrower will obtain Letters of Credit solely for working capital and general corporate purposes.

            7.17.2. REGULATIONS U AND X. No portion of any Revolving Credit Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "MARGIN SECURITY" or "MARGIN STOCK" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

            7.17.3. INELIGIBLE SECURITIES. No portion of the proceeds of any Revolving Credit Loans is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of knowingly purchasing, or providing credit support for the purchase of, during the underwriting or placement period or within thirty (30) days thereafter, any Ineligible Securities underwritten or privately placed by a Financial Affiliate.

      7.18. ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

            (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state, local or foreign law, statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "ENVIRONMENTAL LAWS"), which violation could reasonably be expected to have a material adverse effect on the environment or a Material Adverse Effect;

            (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any Governmental Authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substances as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant as defined by 42 U.S.C. ss.9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("HAZARDOUS SUBSTANCES") which any one of them has generated, transported or disposed of has been found at any site at which a Governmental Authority has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

            (c) except as set forth on SCHEDULE 7.18 to the Disclosure Letter :
      (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate;

      (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA (or the equivalent thereof in any foreign jurisdiction), treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws, with the parties hereto hereby acknowledging that as to any Real Estate leased by the Borrower or any of its Subsidiaries and not owned by the Borrower or any Subsidiary, such representations made in this subparagraph (c) are made solely to the Borrower's knowledge; and

            (d) none of the Borrower and its Subsidiaries or any of the other Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any Governmental Authority or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

      7.19. SUBSIDIARIES, ETC. SCHEDULE 7.19(a) to the Disclosure Letter sets forth the Material Domestic and Material Foreign Subsidiaries of the Borrower. Except as set forth on SCHEDULE 7.19(b) hereto, neither the Borrower nor any Material Domestic or Material Foreign Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person. The jurisdiction of incorporation/formation and principal place of business or registered office of each Material Domestic or Material Foreign Subsidiary of the Borrower is listed on SCHEDULE 7.19(a) hereto.

      7.20. BANK ACCOUNTS. SCHEDULE 7.20 to the Disclosure Letter (as the same may be updated from time to time pursuant to ss.9.12) sets forth the account numbers and location of all bank accounts of the Borrower or any of its Domestic Subsidiaries into

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                                      -47-


which proceeds of any of the Borrower's and its Domestic Subsidiaries' Collateral may be deposited.

      7.21. DISCLOSURE. None of this Credit Agreement, any of the other Loan Documents or the Governing Documents contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower or any of its Subsidiaries in the case of any document or information not furnished by it or any of its Subsidiaries) necessary in order to make the statements herein or therein not misleading (it being recognized that the projections and forecasts provided by the Borrower are not to be viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results). There is no fact known to the Borrower or any of its Subsidiaries which has a Material Adverse Effect, or which is reasonably likely in the future to have a Material Adverse Effect, exclusive of effects resulting from changes in general economic conditions, changes in the Borrower's industry, changes resulting from volatility in equity markets, legal standards or regulatory conditions.

      7.22. INSURANCE. The Borrower and each of its Subsidiaries maintains with financially sound and reputable insurers insurance with respect to its properties and businesses against such casualties and contingencies as are in accordance with sound business practices.

      7.23. STATUS OF REVOLVING CREDIT LOANS AS SENIOR DEBT. All Indebtedness of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent in respect of the Revolving Credit Loans and Reimbursement Obligations constitute "Senior Debt" under the terms of the Subordinated Debt Documents. In addition,
(a) this Credit Agreement would constitute the "Credit Agreement" under the terms of the Subordinated Indenture, and (b) the Indebtedness of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent in respect of the Revolving Credit Loans, Reimbursement Obligations and the other Obligations constitute "Designated Senior Debt". In addition, without prejudice to the Credit Agreement's status as the "Credit Agreement" referred to in the Subordinated Indenture, the Borrower expressly designates all Obligations hereunder, and under the other Loan Documents, as "Senior Debt" and "Designated Senior Debt" for purposes of the Subordinated Indenture. The Borrower confirms that it has not designated any other Indebtedness of the Borrower or any of its Subsidiaries as, and has no, "Designated Senior Debt" for purposes of (and as defined in) the Subordinated Indenture, other than the Obligations.

                            8. AFFIRMATIVE COVENANTS.

      The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

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                                      -48-


      8.1. PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Revolving Credit Loans, all Reimbursement Obligations, the Letter of Credit Fees, the Commitment Fees, the Administrative Agent's fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      8.2. MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in San Diego, California, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Administrative Agent, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made. In addition, neither the Borrower nor any Guarantor will change its state of incorporation or formation.

      8.3. RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP, (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves, and (c) at all times engage Arthur Andersen LLP or other independent certified public accountants satisfactory to the Administrative Agent as the independent certified public accountants of the Borrower and its Subsidiaries and will not permit more than thirty (30) days to elapse between the cessation of such firm's (or any successor firm's) engagement as the independent certified public accountants of the Borrower and its Subsidiaries and the appointment in such capacity of a successor firm as shall be satisfactory to the Administrative Agent.

      8.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Borrower will deliver to each of the Lenders:

            (a) as soon as practicable, but in any event not later than ninety
      (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with GAAP, and certified, without qualification and without an expression of uncertainty as to the ability of the Borrower or any of its Subsidiaries to continue as going concerns, by Arthur Andersen LLP or by other independent certified public accountants satisfactory to the Administrative Agent;

            (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

            (c) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT D hereto (a "COMPLIANCE CERTIFICATE") and setting forth in reasonable detail computations evidencing compliance with the covenants contained in ss.10 and (if applicable) reconciliations to reflect changes in GAAP since the Balance Sheet Date;

            (d) within forty five (45) days after the end of each fiscal quarter or at such earlier time as the Administrative Agent or the Required Lenders may reasonably request, an Accounts Receivable aging report in form acceptable to the Administrative Agent and the Required Lenders;

            (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

            (f) as soon as practicable, but in any event not later than thirty
      (30) days prior to the beginning of the next fiscal year, or such other time upon request of the Administrative Agent or the Required Lenders, projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in ss.7.4.3 or, if applicable, updating any later such projections delivered in response to a request pursuant to this ss.8.4(e); and

            (g) from time to time such other financial data and information (including accountants, management letters) as the Administrative Agent or any Lender may reasonably request.

      8.5. NOTICES.

            8.5.1. DEFAULTS. The Borrower will promptly notify the Administrative Agent in writing of the occurrence of any Default or Event of Default, together with a reasonably detailed description thereof, and the actions the Borrower proposes to take with respect thereto. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to the Administrative Agent, describing the notice or action and the nature of the claimed default.

            8.5.2. ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any Governmental Authority and
      (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

            8.5.3. NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Administrative Agent's rights with respect to the Collateral, are subject.

            8.5.4. NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.

      8.6. LEGAL EXISTENCE; MAINTENANCE OF PROPERTIES. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to a limited liability company or a limited liability partnership, nor will the Borrower or any Guarantor change its jurisdiction of incorporation or formation. It (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; PROVIDED that nothing in this ss.8.6 shall prevent the Borrower from discontinuing the operation (including, without limitation, a dissolution) and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate have a Material Adverse Effect.

      8.7. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements.

      8.8. TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a Lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any Lien that may have attached as security therefor.

      8.9. INSPECTION OF PROPERTIES AND BOOKS, ETC. The Borrower shall permit the Lenders, through the Administrative Agent or any of the Lenders' other designated representatives, to visit the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Administrative Agent or any Lender may reasonably request.

      8.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (b) the provisions of its Governing Documents, (c) all agreements and instruments by which it or any of its properties may be bound and
(d) all applicable decrees, orders, and judgments, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

      8.11. EMPLOYEE BENEFIT PLANS. The Borrower will (a) upon the request of the Administrative Agent, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under ss.103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) promptly upon receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under ss.ss.302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under ss.ss.4041A, 4202, 4219, 4242, or 4245 of ERISA and (c) promptly furnish to the Administrative Agent a copy of all actuarial statements required to be submitted under all Applicable Pension Legislation.

      8.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Revolving Credit Loans and obtain Letters of Credit solely for the purposes set forth in ss.7.17.1.

      8.13. BANK ACCOUNTS. The Borrower will, and will cause each of its Domestic Subsidiaries to, together with the employees, agents and other Persons acting on behalf of the Borrower or such Domestic Subsidiary, receive and hold in trust for the Administrative Agent and the Lenders all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a central depository account on SCHEDULE 7.20 to the Disclosure Letter.

      8.14. FAIR LABOR STANDARDS ACT. The Borrower will, and will cause each of its Subsidiaries to, at all times operate its business in compliance with all material applicable provisions of the Fair Labor Standards Act of 1938, as amended, or other similar legislation in the jurisdiction in which the Borrower or any of its Subsidiaries operates ("OTHER LABOR REGULATIONS") as the case may be, except if any such noncompliance could not reasonably be expected to have a Material Adverse Effect. None of the inventory of the Borrower or any of its Subsidiaries is or will be produced by employees of the Borrower or any of its Subsidiaries who are employed in violation of the applicable minimum wage or maximum hour provisions of the Fair Labor Standards Act (29 U.S.C. ss.ss.206 and 207) or any regulations promulgated thereunder or Other Labor Regulations, in each case, as in effect from time to time.

      8.15. ADDITIONAL SUBSIDIARIES. If, after the Closing Date, the Borrower or any of its Subsidiaries creates or acquires, either directly or indirectly, any Material Domestic or Material Foreign Subsidiary, it will immediately notify the Administrative Agent and the Lenders of such creation or acquisition, as the case may be, and provide the Administrative Agent and the Lenders with an updated SCHEDULE 7.19(a) and take all other action required by ss.8.16 hereof.

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                                      -53-


      8.16. NEW GUARANTORS. The Borrower will cause each Material Domestic Subsidiary created, acquired or otherwise existing on or after the Closing Date to immediately become a Guarantor and shall cause such Subsidiary to execute and deliver to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, (a) a Guaranty, and (b) further Security Documents or other instruments and documents as the Administrative Agent may require in order to grant to the Administrative Agent a first priority perfected security interest in certain of such Domestic Subsidiary's assets (PROVIDED, to the extent such Material Domestic Subsidiary directly owns a Material Foreign Subsidiary, such Material Domestic Subsidiary shall only be required to pledge 65% of the capital stock of such Material Foreign Subsidiary and, PROVIDED, FURTHER, that the collateral subject to such security interest shall not be more extensive in scope than the collateral pledged by the Borrower), together with legal opinions in form and substance satisfactory to the Administrative Agent to be delivered to the Administrative Agent and the Lenders opining as to authorization validity and enforceability of such Guaranty and Security Documents and (as to the applicable Security Documents) the perfection of such security interests. In addition, the Borrower will not at any time permit the aggregate assets of the Insignificant Domestic Subsidiaries which are not Guarantors to exceed five percent (5%) of the Borrower and its Subsidiaries consolidated assets and, in addition, the Borrower also agrees to be bound by the provisions of ss.8.18 hereof. The Borrower shall require certain Insignificant Domestic Subsidiaries to become Guarantors hereunder to the extent necessary to comply at all times with the preceding sentence, and such Subsidiary shall remain a Guarantor hereunder and, in addition, the Borrower shall, to the extent required by ss.8.18, require any Foreign Subsidiary to become a Guarantor hereunder and pledge the Capital Stock of any Material Foreign Subsidiary.

      8.17. STATUS OF REVOLVING CREDIT LOAN AS SENIOR DEBT. The Borrower shall, on the Closing Date and at such other times as may reasonably be requested by the Administrative Agent, deliver to the Administrative Agent certificates and, if requested, legal opinions, evidencing that the Indebtedness of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent in respect of the Revolving Credit Loans and Reimbursement Obligations constitutes "Senior Debt" under the terms of the Subordinated Debt Documents and that (a) this Credit Agreement would constitute the "Credit Agreement" under the terms of the Subordinated Indenture, and (b) the Indebtedness of the Borrower and its Subsidiaries to the Lenders and the Administrative Agent in respect of the Revolving Credit Loans, Reimbursement Obligations and the other Obligations constitute "Designated Senior Debt".

      8.18. FOREIGN SUBSIDIARY GUARANTEES AND PLEDGES If an Event of Default has occurred and is continuing pursuant ss.13.1(c) as it relates to the financial covenants contained in ss.10 hereof, to the extent so requested by the Required Lenders, the Borrower shall cause (a) any Foreign Subsidiary which owns the Capital Stock of any Material Foreign Subsidiary and (b) any one or more Foreign Subsidiaries which owns the Capital Stock of any Insignificant Foreign Subsidiaries which has not had its Capital Stock pledged (so long as such Capital Stock is not pledged, a "Nonpledged Subsidiary") but which, when taken together with the other Nonpledged Subsidiaries, represent aggregate assets which exceed five percent (5%) of the Borrower and its Subsidiaries consolidated assets, to, by not later than fifteen (15) Business Days after receipt of a notice from the Administrative Agent, to the extent permitted by applicable law, enter into a Guaranty and applicable security documents so as to pledge to the Administrative Agent, for the benefit of the Lenders and the Administrative Agent, (1) 100% of the Capital Stock of such Material Foreign Subsidiary and, (2) 100% of the Capital Stock of such Nonpledged Subsidiaries as is necessary so that after giving effect to such pledges, the aggregate assets of all remaining Nonpledged Subsidiaries represents less than five percent (5%) of the Borrower and its Subsidiaries consolidated assets and, in addition, the Administrative Agent shall be permitted to take all action necessary to effectuate such Guaranty and pledge and perfect its security interest in such Capital Stock, including but not limited to releasing from escrow any Guaranty and pledge agreements executed by any Foreign Subsidiary on or about the Closing Date (with the Borrower hereby agreeing to pay all costs, fees, stamp taxes and any other amounts associated with such the actions required under this ss.8.18), and the Borrower shall, and shall cause each Subsidiary, to take all action which the Administrative Agent shall request in order to effectuate such Guaranty and pledge and perfect the Administrative Agent's security interest in the Capital Stock of the Foreign Subsidiaries being pledged, and shall deliver all corporate or similar documentation, authorizations and legal opinions as the Administrative Agent may reasonably request. The Borrower agrees it it shall, and shall cause each applicable Subisdiary, to, by not later than sixty (60) days after the Closing Date, execute and deliver to the Administrative Agent to hold in escrow such guarantees and other Security Documents contemplated in this ss.8.18 as the Administrative Agent shall so request.

      8.19. FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

                         9. CERTAIN NEGATIVE COVENANTS.

      The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Administrative Agent has any obligations to issue, extend or renew any Letters of Credit:

      9.1. RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

            (a) Indebtedness to the Lenders and the Administrative Agent arising under any of the Loan Documents;

            (b) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (c) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by the Borrower or such Subsidiary or under any Capitalized Lease, PROVIDED that the aggregate principal amount of such Indebtedness of the Borrower and its Subsidiaries shall not exceed the aggregate amount of $20,000,000 at any one time;

            (d) Indebtedness in respect of Interest Rate Agreements so long as such arrangements are in the ordinary course of business and are not for speculative purposes;

            (e) Indebtedness existing on the date hereof and listed and described on SCHEDULE 9.1 to the Disclosure Letter;

            (f) Indebtedness of a Guarantor to the Borrower so long as such Guarantor remains a Domestic Subsidiary of the Borrower and a Guarantor hereunder and Indebtedness of the Borrower to any Subsidiary so long as such Indebtedness is subordinated to the payment in full in cash of all the Obligations hereunder on terms acceptable to the Administrative Agent;

            (g) Indebtedness of one Guarantor to another Guarantor so long as each such Person remains a Domestic Subsidiary of the Borrower and a Guarantor hereunder;

            (h) Indebtedness of (i) any Foreign Subsidiary to the Borrower or a Guarantor (other than Indebtedness provided for pursuant to this ss.9.1(h)(iv)) PROVIDED that (1) the aggregate principal amount of all Indebtedness of all Foreign Subsidiaries incurred on or after the Closing Date pursuant to this ss.9.1(h)(i) PLUS the aggregate amount of all Investments made on or after the Closing Date pursuant to ss.9.3(g) hereunder shall not exceed $17,500,000 in any fiscal quarter and shall not exceed $80,000,000 at any time; (2) no Default or Event of Default has occurred and is continuing or would exist as a result of the incurrence of such Indebtedness; (3) the Borrower has demonstrated to the satisfaction of the Administrative Agent that the Minimum Cash, both before and after giving effect to the incurrence of such Indebtedness is not less that $75,000,000; and (4) such Indebtedness is in the form of an intercompany loan, which intercompany loan is evidenced by a demand promissory note which has been pledged to the Administrative Agent for the benefit of the Administrative Agent and the Lenders (and has been properly endorsed and delivered to the Administrative Agent); (ii) any Foreign Subsidiary to any other Foreign Subsidiary arising from the license of any intellectual property or cost sharing arrangements with respect to research and development costs of a Foreign Subsidiary; (iii) Foreign Subsidiary to Peregrine Systems Global Ltd. resulting solely from a transfer from Peregrine Systems Global Ltd. of funds received by Peregrine Systems Global Ltd. from the Borrower pursuant to ss.9.1(h)(i) above in the like form received; and (iv) any Foreign Subsidiary to the Borrower or a Guarantor arising from the license of any intellectual property or cost sharing arrangements with respect to research and development costs between the Borrower and such Foreign Subsidiary and only so long as such Indebtedness is solely in the form of a book entry transfer and not a cash transfer from the Borrower to such Foreign Subsidiary;

            (i) Indebtedness consisting of the sale by the Borrower or any of its Subsidiaries of its Accounts Receivable and other rights to receive payments pursuant to a nonrecourse purchase facility existing on the Closing Date (the "RECEIVABLES TRANSACTION"), together with any obligation of the Borrower or such Subsidiary to pay any fees in connection therewith and, to the extent a Subsidiary is the seller of such Accounts Receivable, the obligation of the Borrower under the Warranty Guaranty, so long as the aggregate amount of all such Indebtedness does not exceed in any fiscal quarter forty percent (40%) of the Borrower's and its Subsidiaries' gross quarterly Accounts Receivable for such fiscal quarter ;

            (j) Indebtedness consisting of letters of credit issued for the benefit of any landlord or other Person to secure rental payments on any Real Estate lease in an aggregate principal amount of not more than $2,000,000;

            (k) other unsecured Indebtedness of the Borrower or any Subsidiary incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any time;

            (l) the Subordinated Debt;

            (m) Indebtedness incurred to extend, refinance, replace or renew Indebtedness which is otherwise permitted herein, provided that the principal amount of any such Indebtedness shall not be increased above the amount of the Indebtedness being extended, refinanced, replaced or renewed and any collateral security in respect thereof shall not be changed (or increased) (but any lien or encumbrance on such collateral may be released or discharged) as a result of or in connection with such extension, refinancing, replacement or renewal;

            (n) any Indebtedness which constitutes a Restricted Payment so long as such Restricted Payment is permitted to be made pursuant to ss.9.4 hereof;

            (o) Indebtedness of any Person existing at the time such Person is merged with or into the Borrower or becomes a Subsidiary as permitted pursuant to ss.9.5.1., provided that (i) such Indebtedness is not incurred in connection with, or in contemplation of, such Person merging with and into the Borrower or becoming a Subsidiary of the Borrower; and (ii) the aggregate principal amount of all such Indebtedness does not exceed $15,000,000 at any one time;

            (p) Indebtedness with respect to surety, appeal, indemnity, performance or other similar bonds incurred in the ordinary course of business, consistent with past practices; and

            (q) Indebtedness consisting of the Cash Management Guarantees and other Indebtedness of the Cash Management Foreign Subsidiaries to Bank of America, N.A. arising pursuant to the Foreign Subsidiary Cash Management Arrangement, PROVIDED, that the aggregate principal amount of all Indebtedness owing pursuant to this ss.9.1(q) which is at any time in excess of the aggregate balance of amounts on deposit by such Cash Management Foreign Subsidiaries with Bank of America, N.A. in the accounts subject to the Cash Management Lien may not exceed $5,000,000 at any time.

      9.2. RESTRICTIONS ON LIENS.

            9.2.1. PERMITTED LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) create or incur or suffer to be created or incurred or to exist any Lien upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (e) sell, assign, pledge or otherwise transfer any "RECEIVABLES" as defined in clause (g) of the definition of the term "INDEBTEDNESS," with or without recourse; PROVIDED that the Borrower or any of its Subsidiaries may create or incur or suffer to be created or incurred or to exist:

            (i) Liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

            (ii) Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

            (iii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

            (iv) Liens on properties in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

            (v) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens on properties in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

            (vi) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens and other minor Liens, PROVIDED that none of such Liens (A) interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, and
      (B) individually or in the aggregate have a Material Adverse Effect;

            (vii) Liens existing on the date hereof and listed on SCHEDULE 9.2 to the Disclosure Letter;

            (viii) purchase money security interests in or purchase money mortgages on or security interests in real or personal property acquired after the date hereof to secure Indebtedness of the type and amount permitted by ss.9.1(c), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

            (ix) Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents and any Interest Rate Agreements;

            (x) Liens on assets other than the Collateral in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

            (xi) to the extent any rights of setoff would constitute a lien under applicable law, Liens consisting of such rights of setoff (including the Cash Management Setoff Rights);

            (xii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

            (xiii) Liens consisting of deposits or pledges of cash to secure reimbursement obligations under letters of credit in an amount not to exceed $2,000,000 at any time;

            (xiv) the sale by the Borrower or a Subsidiary of accounts receivable or other rights to receive payments of money pursuant to a nonrecourse purchase facility existing on the Closing Date in an aggregate amount not to exceed in any fiscal quarter forty percent (40%) of the Borrower's and its Subsidiaries' gross quarterly Accounts Receivable for such fiscal quarter;

            (xv) Liens on assets of Persons acquired pursuant to an acquisition permitted by ss.9.5.1 (so long as such Lien existed at the time such assets are so acquired and were not created in contemplation thereof) securing up to an aggregate principal amount of $15,000,000 Indebtedness incurred or permitted to exist pursuant to ss.9.1(o) hereof, and so long as such Lien is not on any Collateral; and

            (xvi) Liens consisting of the Cash Management Liens.

                  9.2.2. RESTRICTIONS ON NEGATIVE PLEDGES AND UPSTREAM LIMITATIONS. The Borrower will not, nor will it permit any of its Subsidiaries to (a) enter into or permit to exist any arrangement or agreement (excluding the Credit Agreement and the other Loan Documents) which directly or indirectly prohibits the Borrower or any of its Subsidiaries from creating, assuming or incurring any Lien upon its properties, revenues or assets or those of any of its Subsidiaries whether now owned or hereafter acquired, or (b) enter into any agreement, contract or arrangement (excluding the Credit Agreement and the other Loan Documents) restricting the ability of any Subsidiary of the Borrower to pay or make dividends or distributions in cash or kind to the Borrower, to make loans, advances or other payments of whatsoever nature to the Borrower, or to make transfers or distributions of all or any part of its assets to the Borrower; in each case other than (i) restrictions on specific assets which assets are the subject of purchase money security interests to the extent permitted under ss.9.2.1, and (ii) customary anti-assignment provisions contained in leases and licensing agreements entered into by the Borrower or such Subsidiary in the ordinary course of its business.

      9.3. RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) Cash Equivalents;

            (b) Investments permitted by the Borrower's investment policy guidelines as existing on the Closing Date and attached hereto as EXHIBIT F;

            (c) Investments consisting of promissory notes or securities received by the Borrower or any Subsidiary in connection with the bankruptcy or reorganization of customers or suppliers of the Borrower or such Subsidiary and in settlement of delinquent obligations owing from such customer or supplier, arising in the ordinary course of business;

            (d) Investments existing on the date hereof and listed on SCHEDULE
      9.3 to the Disclosure Letter and, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Investments by the Borrower consisting of the Foreign Subsidiary Reorganization;

            (e) Investments with respect to (i) Indebtedness permitted by ss.9.1(f) and (g) so long as such entities remain Domestic Subsidiaries of the Borrower and Guarantors hereunder and (ii) Investments between the Borrower and any Guarantor so long as the Guarantors remain Domestic Subsidiaries of the Borrower and Guarantors hereunder;

            (f) Investments consisting of the Guaranty, the Warranty Guaranty or the Cash Management Guarantees or Investments with respect to Indebtedness permitted by ss.9.1(h) and ss.9.1(q) hereof so long as the conditions of ss.9.1(h) (as it relates to Indebtedness permitted by have ss.9.1(h)) and ss.9.1(q) (as it relates to Indebtedness permitted by have ss.9.1(q)) have been satisfied;

            (g) equity Investments (i) by the Borrower in any Foreign Subsidiary (other than as set forth in this ss.9.3(g)(iii)) provided that (1) the aggregate amount of all such Investments hereunder made on or after the Closing Date plus the aggregate amount of all Investments made on or after the Closing Date pursuant to ss.9.3(f) as it relates to ss.9.1(h)(i) shall not exceed $17,500,000 in any fiscal quarter and shall not exceed $80,000,000 outstanding at any time; (2) no Default or Event of Default has occurred and is continuing or would exist as a result of making such Investment; and (3) the Borrower has demonstrated to the satisfaction of the Administrative Agent that the Minimum Cash, both before and after giving effect to the making of each such Investment is not less than $75,000,000; (ii) by Peregrine Systems Global Ltd. in any other Foreign Subsidiary resulting solely from a transfer from Peregrine Systems Global Ltd. of funds received by Peregrine Systems Global Ltd. from the Borrower pursuant to ss.9.3(g)(i) above in the like form received; and (iii) by the Borrower or a Guarantor in a Foreign Subsidiary arising from the license of any intellectual property or cost sharing arrangements with respect to research and development costs between the Borrower and such Foreign Subsidiary and only so long as such equity Investment is solely in the form of a book entry transfer and not a cash transfer from the Borrower or such Guarantor to such Foreign Subsidiary;

            (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $1,000,000 in the aggregate at any time outstanding;

            (i) Investments by the Borrower in any Domestic Subsidiary in the ordinary course of business consistent with past practices and made solely for the purpose of initially forming and capitalizing such Domestic Subsidiary; and

            (j) other Investments not specifically provided for in this ss.9.3 in Persons which are not Subsidiaries, provided (i) no Default or Event of Default has occurred and is continuing or would exist as a result thereof and (ii) the aggregate amount of all such Investments made pursuant to this ss.9.3(h) shall not exceed $25,000,000 in any fiscal year.

      9.4. RESTRICTED PAYMENTS. The Borrower will not make any Restricted Payments except that, so long as no Default or Event of Default then exists or would result from such payment, (a) the Borrower and its Subsidiaries may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor provided no such exchange shall involve the payment of cash consideration by the Borrower (other than cash in lieu of fractional shares); and (b) the Borrower and its Subsidiaries may repurchase its Capital Stock from employees, consultants or directors of such Person in accordance with the terms of applicable repurchase agreements.

      9.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            9.5.1. MERGERS AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, merge with, amalgamate or consolidate with, or acquire any assets or stock of, any Person, (other than the acquisition of assets in the ordinary course of business consistent with past practices, including, without limitation, any Investments expressly permitted pursuant to ss.9.3 hereof) except (a) the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower; (b) the merger or consolidation of two or more Subsidiaries of the Borrower, PROVIDED if only one such Subsidiary is a Guarantor, then the Guarantor shall be the survivor of such merger or consolidation; and (c) any merger or asset or stock acquisition by the Borrower or any of its Subsidiaries of Persons in the same or similar line of business as the Borrower (a "Permitted Acquisition") where (1) the Borrower has provided the Administrative Agent with prior written notice of such Permitted Acquisition, which notice shall include a reasonably detailed description of such Permitted Acquisition and copies of all material documents, agreements and instruments pertaining thereto (including, without limitation, any letters of intent and purchase agreements); (2) the business to be acquired would not subject the Administrative Agent or the Lenders to any additional regulatory or third party approvals in connection with the exercise of its rights and remedies under this Credit Agreement or any other Loan Document; (3) any Indebtedness incurred or assumed in connection with such Permitted Acquisition (including, without limitation, any assumed Indebtedness, any earnout arrangements, seller Indebtedness and non-compete payments) shall have been permitted to be incurred or assumed pursuant to ss.9.1 hereof and shall be on terms acceptable to the Administrative Agent; (4) the aggregate purchase price for all acquisitions in which the Persons so acquired have a negative Target EBITDA shall not exceed $100,000,000 over the life of this Credit Agreement and, in addition, the negative Target EBITDA on a trailing twelve month basis for the twelve consecutive months most recently ended from the date of determination for all Persons acquired which have a negative Target EBITDA shall not exceed $25,000,000 in the aggregate; (5) the aggregate amount of the purchase price for all Permitted Acquisitions which is payable in anything other than the Capital Stock (and such Capital Stock shall have no redemption or repurchase rights prior to the Revolving Credit Loan Maturity Date and shall not have the ability to convert into any form of Indebtedness) of the Borrower shall not exceed $40,000,000 over the life of this Credit Agreement and, to the extent that at the time of consummating such Permitted Acquisition or immediately after giving effect thereto the sum of all outstanding Revolving Credit Loans plus all Unpaid Reimbursement Obligations plus the Maximum Drawing Amount of all issued and outstanding Letters of Credit is equal to or greater than twenty percent (20%) of the Total Commitment as in effect on such date, then (A) to the extent the aggregate amount of the purchase price for all Permitted Acquisitions made to date has exceeded $100,000,000, such acquisition shall not be permitted and no further acquisitions shall be permitted hereunder and (B) to the extent the aggregate amount of the purchase price for all Permitted Acquisitions made to date has not exceeded $100,000,000, then the aggregate amount of the purchase price for all Permitted Acquisitions shall not exceed $100,000,000 over the life of this Credit Agreement; (6) the board of directors and the shareholders (if required by applicable law), or the equivalent, of each of the Borrower and the Person to be acquired has approved such merger, consolidation or acquisition; and (7) the Borrower has delivered to the Administrative Agent a certificate of the chief financial officer of the Borrower to the effect that (A) the Borrower and its Subsidiaries, on a consolidated and consolidating basis, will be solvent upon the consummation of the Permitted Acquisition; and (B) no Default or Event of Default then exists or would result after giving effect to the Permitted Acquisition.

            9.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, become a party to or otherwise effect any Asset Sale, other than (a) the sale of inventory, the licensing of intellectual property and the disposition of obsolete assets, in each case in the ordinary course of business consistent with past practices, (b) the sale by the Borrower of its Accounts Receivable provided that such sale is permitted pursuant to ss.9.1(i) hereof; (c) the sale of assets so long as the value of all assets sold pursuant to this ss.9.5.2(c) does not exceed, in the aggregate, $10,000,000; (d) Asset Sales constituting transactions that are otherwise expressly permitted pursuant to ss.ss.9.3, 9.4, 9.5 and
      9.6 hereof and (e) so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof, the Foreign Subsidiary Reorganization.

      9.6. SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred, except for the sale and leaseback transactions occurring within ninety (90) days of the acquisition of such property subject to such transactions and in which the Borrower contemplated at the time of such acquisition, entering into a lease of such property.

      9.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, unless such violation could not reasonably be expected to have a Material Adverse Effect.

      9.8. EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will:

            (a) engage in any "PROHIBITED TRANSACTION" within the meaning of ss.406 of ERISA or ss.4975 of the Code which could result in a material liability for the Borrower or any of its Subsidiaries; or

            (b) permit any Guaranteed Pension Plan to incur an "ACCUMULATED FUNDING DEFICIENCY", as such term is defined in ss.302 of ERISA, whether or not such deficiency is or may be waived; oR

            (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to ss.302(f) or ss.4068 of ERISA; or

            (d) amend any Guaranteed Pension Plan in circumstances requiring the posting of security pursuant to ss.307 of ERISA or ss.401(a)(29) of the Code;

            (e) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of ss.4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities by more than $2,000,000; or

            (f) permit or take any action which would contravene any Applicable Pension Legislation in any material respect.

      9.9. BUSINESS ACTIVITIES. The Borrower will not, and will not permit any of its Subsidiaries to, engage directly or indirectly (whether through Subsidiaries or otherwise) in any type of business other than the businesses conducted by them on the Closing Date and in related businesses.

      9.10. FISCAL YEAR. The Borrower will not, and will not permit any of it Subsidiaries to, change the date of the end of its fiscal year from that set forth in ss.7.4.1.

      9.11. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any transaction with any Affiliate (other than (i) the Borrower or any of its Subsidiaries or (ii) for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any such Affiliate has a substantial interest or is an officer, director, trustee or partner, on terms more favorable to such Person than would have been obtainable on an arm's-length basis in the ordinary course of business.

      9.12. BANK ACCOUNTS. The Borrower will not, and will not permit any of its Domestic Subsidiaries to, deposit the proceeds of any Collateral into any bank accounts other than those accounts listed on SCHEDULE 7.20 to the Disclosure Letter, without the Administrative Agent's prior written consent.

      9.13. INCONSISTENT AGREEMENTS. Neither the Borrower nor any of its Subsidiaries will, nor will they permit their Subsidiaries to, enter into any agreement containing any provision which would be violated or breached by the performance by the Borrower or such Subsidiary of its obligations hereunder or under any of the Loan Documents if such violation or breach could reasonably be expected to have a Material Adverse Effect.

      9.14. SUBORDINATED DEBT. The Borrower will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any of the Subordinated Debt Documents or prepay, redeem or repurchase for cash (or offer to prepay, redeem or repurchase for cash) any of the Subordinated Debt, PROVIDED, HOWEVER, so long as no Default or Event of Default has occurred and is continuing or would exist as a result thereof (a) the Borrower may issue securities, cash (but only cash in lieu of fractional shares) or other property upon the conversion of the Subordinated Debt in accordance with the express terms of the Subordinated Debt Documents (including the payment by the Borrower of cash in lieu of fractional shares in connection with such conversion); and
(b) the Borrower may, subject to the relevant subordination provisions contained therein, make mandatory regularly scheduled payments of interest on the Subordinated Debt. In addition, the Borrower will not (a) in any manner designate or permit to exist any other Indebtedness of the Borrower or any of its Subsidiaries as "Designated Senior Debt" for purposes of (and as defined in) the Subordinated Indenture, other than the Indebtedness existing under this Credit Agreement and the other Loan Documents .

                            10. FINANCIAL COVENANTS.

      The Borrower covenants and agrees that, so long as any Revolving Credit Loan, Unpaid Reimbursement Obligation, Letter of Credit or Revolving Credit Note is outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Administrative Agent has any obligation to issue, extend or renew any Letters of Credit:

      10.1. LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio to exceed 2.50:1.00 at any time.

      10.2. QUICK RATIO. The Borrower will not permit the ratio of Consolidated Quick Assets to Consolidated Current Liabilities at any time to be less than (a) 1.10:1.00 from the Closing Date through and including June 29, 2002; (b) 1.00:1.00 from June 30, 2002 through and including September 29, 2002; (c) 1.10:1.00 from September 30, 2002 through and including March 30, 2003 and (d) 1.25:1.00 at any time thereafter.

      10.3. SENIOR FUNDED DEBT TO EBITDA. The Borrower will not permit the ratio of Senior Funded Debt outstanding on the date of determination to EBITDA for the Reference Period ending on such date to exceed 1.00:1.00 at any time.

      10.4. MINIMUM EBITDA. The Borrower will not permit EBITDA for any Reference Period ending during any period described in the table below to be less than the amount set forth opposite such period in such table:

      --------------------------------------------------------------------------
                  FISCAL QUARTER ENDED                  MINIMUM AMOUNT
      --------------------------------------------------------------------------
      December 31, 2001                       $39,000,000
      --------------------------------------------------------------------------
      March 31, 2002                          $41,000,000
      --------------------------------------------------------------------------
      June 30, 2002                           $39,000,000
      --------------------------------------------------------------------------
      September 30, 2002                      $41,000,000
      --------------------------------------------------------------------------
      December 31, 2002                       $52,000,000
      --------------------------------------------------------------------------
      March 31, 2003                          $60,000,000
      --------------------------------------------------------------------------
      June 30, 2003                           $46,000,000
      --------------------------------------------------------------------------
      September 30, 2003                      $48,000,000
      --------------------------------------------------------------------------
      December 31, 2003                       $60,000,000
      --------------------------------------------------------------------------
      each fiscal quarter ending thereafter   $70,000,000
      --------------------------------------------------------------------------

                             11. CLOSING CONDITIONS.

      The obligations of the Lenders to make the initial Revolving Credit Loans and of the Administrative Agent to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to October 29, 2001:

      11.1. LOAN DOCUMENTS. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each Lender shall have received a fully executed copy of each such document.

      11.2. CERTIFIED COPIES OF GOVERNING DOCUMENTS. Each of the Lenders shall have received from the Borrower, each Guarantor and each Material Domestic or Material Foreign Subsidiary whose stock is being pledged hereunder (collectively, the "LOAN PARTIES") a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of its Governing Documents as in effect on such date of certification.

      11.3. CORPORATE OR OTHER ACTION. All corporate (or other) action necessary for the valid execution, delivery and performance by the Loan Parties of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

      11.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Loan Parties an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of such Loan Party, each of the Loan Documents to which such Loan Party is or is to become a party;
(b) in the case of the Borrower, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (c) to give notices and to take other action on its behalf under the Loan Documents.

      11.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Administrative Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and Lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Administrative Agent to protect and preserve such security interests shall have been duly effected. The Administrative Agent shall have received evidence thereof in form and substance satisfactory to the Administrative Agent.

      11.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Administrative Agent shall have received from each of the Borrower and each Guarantor a completed and fully executed Perfection Certificate and the results of UCC searches (and the equivalent thereof in all applicable foreign jurisdictions) with respect to the Collateral, indicating no Liens other than Permitted Liens and otherwise in form and substance satisfactory to the Administrative Agent.

      11.7. CERTIFICATES OF INSURANCE. The Administrative Agent shall have received (a) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (b) certified copies of all policies evidencing such

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                                      -67-


insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

      11.8. SOLVENCY CERTIFICATE. Each of the Lenders shall have received an officer's certificate of the Borrower dated as of the Closing Date as to the solvency of the Borrower and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

      11.9. OPINION OF COUNSEL. Each of the Lenders and the Administrative Agent shall have received a favorable legal opinion addressed to the Lenders and the Administrative Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Administrative Agent, from Wilson, Sonsini, Goodrich & Rosati, counsel to the Borrower and its Subsidiaries and local counsel as to the pledge of the stock of any Material Foreign Subsidiary received on the Closing Date.

      11.10. PAYMENT OF FEES. The Borrower shall have paid to the Lenders or the Administrative Agent, as appropriate, the Fees pursuant to Sections 4.6 (if applicable), 5.1 and 5.2.

      11.11. REQUIRED CONSENTS AND APPROVALS. The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that all consents and approvals necessary to complete the transactions contemplated hereby have been obtained.

      11.12. PAYOFF LETTER. The Administrative Agent shall have received a payoff letter from Fleet National Bank indicating the amount of the loan obligations of the Borrower to Fleet National Bank pursuant to that certain Term Loan Agreement dated as of August 27, 2001 be discharged on the Closing Date and an acknowledgment by Fleet National Bank that upon receipt of such funds it will forthwith execute and deliver to the Administrative Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by the Borrower or any of its Subsidiaries in favor of Fleet National Bank.

                        12. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Lenders to make any Revolving Credit Loan and of the Administrative Agent to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      12.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of the Borrower and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Revolving Credit Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes

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resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      12.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Revolving Credit Loan or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Administrative Agent would make it illegal for the Administrative Agent to issue, extend or renew such Letter of Credit.

      12.3. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Administrative Agent and the Administrative Agent's Special Counsel, and the Lenders, the Administrative Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Administrative Agent may reasonably request.

      12.4. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

                    13. EVENTS OF DEFAULT; ACCELERATION; ETC.

      13.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("EVENTS OF DEFAULT" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "DEFAULTS") shall occur:

            (a) the Borrower shall fail to pay any principal of the Revolving Credit Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower or any of its Subsidiaries shall fail to pay any interest on the Revolving Credit Loans, any Fees, or other sums due hereunder or under any of the other Loan Documents within five (5) days after the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) the Borrower shall fail to comply with any of its covenants contained in ss.ss.8.1, 8.4, 8.5.1, 8.6 (but only as it relates to a change in the jurisdiction of incorporation or formation), 8.9, 8.12, 8.13, 8.15, 8.16, 8.17, 8.18, 9 or 10;

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                                      -69-


            (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this ss.13.1) for thirty (30) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

            (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (f) the Borrower or any of its Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, in an amount in excess of $2,500,000, or any Subordinated Debt, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases, in an amount in excess of $2,500,000, or any Subordinated Debt, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within sixty (60) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

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                                      -70-


            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $2,500,000;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Administrative Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) the Borrower or any ERISA Affiliate incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA in an aggregate amount exceeding $2,000,000, or the Borrower or any ERISA Affiliate is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan requiring aggregate annual payments exceeding $2,000,000, or any of the following occurs with respect to a Guaranteed Pension Plan: (i) an ERISA Reportable Event, or a failure to make a required installment or other payment (within the meaning of ss.302(f)(1) of ERISA), PROVIDED that the Administrative Agent determines in its reasonable discretion that such event (A) could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $2,000,000 and
      (B) could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC, for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan or for the imposition of a lien in favor of such Guaranteed Pension Plan; or (ii) the appointment by a United States District Court of a trustee to administer such Guaranteed Pension Plan; or (iii) the institution by the PBGC of proceedings to terminate such Guaranteed Pension Plan;

            (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

            (m) strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a Material Adverse Effect;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a Material Adverse Effect;

            (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $2,500,000; or

            (p) a Change of Control shall occur;

then, and in any such event, so long as the same may be continuing, the Administrative Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Revolving Credit Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in ss.ss.13.1(g) or 13.1(h), all sUch amounts shall become immediately due and payable automatically and without any requirement of notice from the Administrative Agent or any Lender. .

      13.2. TERMINATION OF COMMITMENTS. If any one or more of the Events of Default specified in ss.13.1(g) or ss.13.1(h) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans to the Borrower and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, the Administrative Agent may and, upon the request of the Required Lenders, shall, by notice to the Borrower, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Revolving Credit Loans and the Administrative Agent shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve the Borrower or any of its Subsidiaries of any of the Obligations.

      13.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Revolving Credit Loans pursuant to ss.13.1, each Lender, if owed anY amount with respect to the Revolving Credit Loans or the Reimbursement Obligations, may, with the consent of the Required Lenders but not otherwise, proceed to protect and

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                                      -72-


enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Administrative Agent or the holder of any Revolving Credit Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

      13.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Administrative Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent in connection with the collection of such monies by the Administrative Agent, for the exercise, protection or enforcement by the Administrative Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Required Lenders may determine; PROVIDED, HOWEVER, that (i) distributions shall be made (A) PARI PASSU among Obligations with respect to the Administrative Agent's Fee and all other Obligations and (B) with respect to each type of Obligation owing to the Lenders, such as interest, principal, fees and expenses, among the Lenders PRO RATA, and (ii) the Administrative Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to ss.9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

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                                      -73-


            (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

                          14. THE ADMINISTRATIVE AGENT.

      14.1. AUTHORIZATION.

            (a) The Administrative Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Administrative Agent, together with such powers as are reasonably incident thereto, including the authority, without the necessity of any notice to or further consent of the Lenders, from time to time to take any action with respect to any Collateral or the Security Documents which may be necessary to perfect, maintain perfected or insure the priority of the security interest in and liens upon the Collateral granted pursuant to the Security Documents, PROVIDED that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Administrative Agent.

            (b) The relationship between the Administrative Agent and each of the Lenders is that of an independent contractor. The use of the term "ADMINISTRATIVE AGENT" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Administrative Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Administrative Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Administrative Agent is nevertheless a "REPRESENTATIVE" of the Lenders, as that term is defined in
      Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Administrative Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Administrative Agent as "SECURED PARTY", "MORTGAGEE" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Administrative Agent.

      14.2. EMPLOYEES AND ADMINISTRATIVE AGENTS. The Administrative Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The

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                                      -74-


Administrative Agent may utilize the services of such Persons as the Administrative Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      14.3. NO LIABILITY. Neither the Administrative Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Administrative Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      14.4. NO REPRESENTATIONS.

            14.4.1. GENERAL. The Administrative Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Revolving Credit Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or any of its Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes or to inspect any of the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Administrative Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrower or any of its Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

            14.4.2. CLOSING DOCUMENTATION, ETC. For purposes of determining compliance with the conditions set forth in ss.11, each Lender that has executed this Credit Agreement shall be deemed to have consented to, approved or accepted, or tO be satisfied with, each document and matter either sent, or made available, by the Administrative Agent or the Arranger to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be to be consent to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Administrative Agent or the Arranger active upon the Borrower's account shall have received notice from such Lender prior to the Closing Date specifying such Lender's objection thereto and such objection shall not have been withdrawn by notice to the Administrative Agent or the Arranger to such effect on or prior to the Closing Date.

      14.5. PAYMENTS.

            14.5.1. PAYMENTS TO ADMINISTRATIVE AGENT. A payment by the Borrower to the Administrative Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Administrative Agent agrees promptly to distribute to each Lender such Lender's PRO RATA share of payments received by the Administrative Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            14.5.2. DISTRIBUTION BY ADMINISTRATIVE AGENT. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            14.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (a) to make available to the Administrative Agent its PRO RATA share of any Revolving Credit Loan or to purchase any Letter of Credit Participation or (b) to comply with the provisions of ss.16.1 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of anY payment received, whether by setoff or otherwise, and applied to the Obligations owing such Lender is in excess of its pro RATA share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "DELINQUENT LENDER") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Revolving Credit Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the

      Administrative Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective PRO RATA shares of all outstanding Revolving Credit Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      14.6. HOLDERS OF REVOLVING CREDIT NOTES. The Administrative Agent may deem and treat the payee of any Revolving Credit Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      14.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Administrative Agent and its affiliates from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Administrative Agent or such affiliate has not been reimbursed by the Borrower as required by ss.16.2), and liabilities of every nature and character arising out of or related to this Credit Agreement, thE Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Administrative Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Administrative Agent's willful misconduct or gross negligence.

      14.8. ADMINISTRATIVE AGENT AS LENDER. In its individual capacity, Fleet shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Revolving Credit Loans made by it, and as the holder of any of the Revolving Credit Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Administrative Agent.

      14.9. RESIGNATION. The Administrative Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Administrative Agent shall be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a financial institution having a rating of not less than A or its equivalent by S&P. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and

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                                      -77-


duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

      14.10. NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Lender hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Administrative Agent thereof. The Administrative Agent hereby agrees that upon receipt of any notice under this ss.14.10 or ss.8.5.1. it shall promptly notify the other Lenders of the existence of such Default or Event of Default.

      14.11. DUTIES IN THE CASE OF ENFORCEMENT. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Administrative Agent shall, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Administrative Agent such additional indemnities and assurances against expenses and liabilities as the Administrative Agent may reasonably request, proceed to enforce the provisions of the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral. The Required Lenders may direct the Administrative Agent in writing as to the method and the extent of any such sale or other disposition, the Lenders hereby agreeing to indemnify and hold the Administrative Agent, harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, PROVIDED that the Administrative Agent need not comply with any such direction to the extent that the Administrative Agent reasonably believes the Administrative Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

                        15. ASSIGNMENT AND PARTICIPATION.

      15.1. CONDITIONS TO ASSIGNMENT BY LENDERS.

            15.1.1. GENERAL CONDITIONS. Except as provided herein, each Lender may assign to one or more commercial banks, other financial institutions or other Persons, all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the Revolving Credit Notes held by it and its participating interest in the risk relating to any Letters of Credit); PROVIDED that (a) each of the Administrative Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrower shall have given its prior written consent to such assignment, which consent will not be unreasonably withheld; except that the consent of the Borrower or the Administrative Agent shall not be required in connection with any assignment by a Lender to (i) an existing Lender or
      (ii) a Lender Affiliate of such Lender, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and

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                                      -78-


      obligations under this Credit Agreement, (c) each assignment (or, in the case of assignments by a Lender to its Lender Affiliates, the aggregate holdings of such Lender and its Lender Affiliates after giving effect to such assignments), shall be in an amount that is a whole multiple of $1,000,000 (or such lesser amount as shall constitute the aggregate holdings of such Lender) and (d) the parties to such assignment shall execute and deliver to the Administrative Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of EXHIBIT F hereto (an "ASSIGNMENT AND ACCEPTANCE"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (y) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (z) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Administrative Agent of the registration fee referred to in ss.15.3, be released from its obligations under this Credit Agreement.

            15.1.2. ASSIGNMENT TO SPECIAL PURPOSE FUNDING VEHICLE. Notwithstanding anything to the contrary contained herein, any Lender (a "GRANTING LENDER") may grant to a special purpose funding vehicle (a "SPV") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Revolving Credit Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to ss.2.1 hereof, PROVIDED that (a) nothing herein shalL constitute a commitment to make any Revolving Credit Loan by any SPV and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Revolving Credit Loan, the Granting Lender shall be obligated to make such Revolving Credit Loan pursuant to the terms hereof. The making of a Revolving Credit Loan by a SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Revolving Credit Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any payment under this Credit Agreement for which a Granting Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the later of (i) the payment in full of all outstanding senior indebtedness of any SPV and (ii) the Revolving Credit Loan Maturity Date, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 15.1.2, any SPV may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Revolving Credit Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPV to fund the Revolving Credit Loans made by such SPV or to support the securities (if any) issued by such SPV to fund such Revolving Credit Loans and (ii) disclose on a confidential basis any non-public information relating to its Revolving Credit Loans (other than financial statements referred to in ss.ss.7.4 or 8.4) to any rating agency, commercial paper dealer or proviDer of a surety, guarantee or credit or liquidity enhancement to such SPV. In no event shall the Borrower be obligated to pay to an SPV that has made a Revolving Credit Loan any greater amount than the Borrower would have been obligated to pay under this Credit Agreement if the Granting Lender had made such Revolving Credit Loan.

      15.2. CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

            (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in ss.7.4 and ss.8.4 and such other documents and information as it has deeMed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

            (e) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (f) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender;

            (g) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance;

            (h) such assignee acknowledges that it has made arrangements with the assigning Lender satisfactory to such assignee with respect to its PRO RATA share of Letter of Credit Fees in respect of outstanding Letters of Credit; and

            (i) such assignee acknowledges that it has complied with the provisions of ss.5.3.3 to the extent applicable.

      15.3. REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Administrative Agent a registration fee in the sum of $2,500.00.

      15.4. NEW REVOLVING CREDIT NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Revolving Credit Note subject to such assignment, the Administrative Agent shall
(a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for each surrendered Revolving Credit Note, a new Revolving Credit Note to the order of such Assignee in an amount equal to the amount assumed by such Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered

Revolving Credit Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

      15.5. PARTICIPATIONS. Each Lender may sell participations to one or more Lenders or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $1,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Revolving Credit Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant, reduce the amount of any Commitment Fee or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      15.6. ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2, and the determination of The Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Revolving Credit Loans or Reimbursement Obligations. If any Lender sells a participating interest in any of the Revolving Credit Loans or Reimbursement Obligations to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Administrative Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Administrative Agent pursuant to ss.13.1 or ss.13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Revolving Credit Loans or Reimbursement Obligations to the extent of such participation.

      15.7. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to ss.16.3 with respect to any claims or actions arising prior to the date of such assignment. Anything contained in this ss.15 to The contrary notwithstanding, any Lender may at any time pledge or assign a security interest in all or any portion of its interest and rights under this Credit Agreement

(including all or any portion of its Revolving Credit Notes) to secure obligations of such Lender, including any pledge or assignment to secure obligations to (a) any of the twelve Federal Reserve Banks organized under ss.4 of the Federal Reserve Act, 12 U.S.C. ss.341 and (b) with respect to any Lender that is a fund that invests in bank loans, to anY lender or any trustee for, or any other representative of, holders of obligations owed or securities issued by such fund as security for such obligations or securities or any institutional custodian for such fund or for such lender. Any foreclosure or similar action by any Person in respect of such pledge or assignment shall be subject to the other provisions of this ss.15. NO such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents, provide any voting rights hereunder to the pledgee thereof, or affect any rights or obligations of the Borrower or Administrative Agent hereunder.

      15.8. ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

                     16. PROVISIONS OF GENERAL APPLICATIONS.

      16.1. SETOFF. The Borrower hereby grants to the Administrative Agent and each of the Lenders a continuing lien, security interest and right of setoff as security for all liabilities and obligations to the Administrative Agent and each Lender, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of the Administrative Agent or such Lender or any Lender Affiliate and their successors and assigns or in transit to any of them. Regardless of the adequacy of any collateral, if any of the Obligations are due and payable and have not been paid or any Event of Default shall have occurred and be continuing, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. ANY AND ALL RIGHTS TO REQUIRE ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each of the Lenders agree with each other Lender that if such Lender shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Revolving Credit Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Revolving

Credit Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Revolving Credit Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

      16.2. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Administrative Agent or any of the Lenders (other than taxes based upon the Administrative Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify the Administrative Agent and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to the Administrative Agent incurred in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, any amendments, modifications, approvals, consents or waivers hereto or hereunder, or the cancellation of any Loan Document upon payment in full in cash of all of the Obligations or pursuant to any terms of such Loan Document for providing for such cancellation, (d) the fees, expenses and disbursements of the Administrative Agent or any of its affiliates incurred by the Administrative Agent or such affiliate in connection with the preparation, syndication, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering, appraisal and examination charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Administrative Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral, (f) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Administrative Agent, and reasonable consulting, accounting, appraisal, investment bankruptcy and similar professional fees and charges) incurred by any Lender or the Administrative Agent in connection with
(i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Administrative Agent's relationship with the Borrower or any of its Subsidiaries and (g) all reasonable fees, expenses and disbursements of any Lender or the Administrative Agent incurred in connection with UCC searches, UCC filings, intellectual property searches, intellectual property filings or mortgage recordings. The covenants contained in this ss.16.2 shall survive payment or satisfaction in full of all other obligations.

      16.3. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Administrative Agent, its affiliates and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation,
(a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Revolving Credit Loans or Letters of Credit, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds from lock box, bank agency, concentration accounts or otherwise under any cash management arrangements with the Borrower or any Subsidiary or in connection with the provisional honoring of funds transfers, checks or other items or from any loss, cost or expense incurred or sustained by the Administrative Agent or any affiliate in providing payroll and other cash management services to Borrower and its Subsidiaries, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, except to the extent that any of the foregoing are caused by the gross negligence or willful misconduct of the otherwise indemnified party. The parties hereto further agree that such indemnification obligations shall be Obligations under the Loan Documents. In litigation, or the preparation therefor, the Lenders and the Administrative Agent and its affiliates shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this ss.16.3 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.16.3 shall survive payment oR satisfaction in full of all other Obligations.

      16.4. TREATMENT OF CERTAIN CONFIDENTIAL INFORMATION.

            16.4.1. CONFIDENTIALITY. Each of the Lenders and the Administrative Agent agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the

      Borrower or any of its Subsidiaries pursuant to this Credit Agreement that is identified by such Person as being confidential at the time the same is delivered to the Lenders or the Administrative Agent, PROVIDED that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this ss.16.4, or becomes available to any of the Lenders or the Administrative Agent on a nonconfidential basis from a source other than the Borrower, (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders or the Administrative Agent, (d) to bank examiners or any other regulatory authority having jurisdiction over any Lender or the Administrative Agent, or to auditors or accountants, (e) to the Administrative Agent, any Lender or any Financial Affiliate, (f) in connection with any litigation to which any one or more of the Lenders, the Administrative Agent or any Financial Affiliate is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, (g) to a Lender Affiliate or a Subsidiary or affiliate of the Administrative Agent, (h) to any actual or prospective assignee or participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions referenced to credit or other risks or events arising under this Credit Agreement or any other Loan Document so long as such assignee, participant or counterparty, as the case may be, agrees to be bound by the provisions of ss.16.4 or (i) with the consent of the Borrower. Moreover, each of the Administrative Agent, the Lenders anD any Financial Affiliate is hereby expressly permitted by the Borrower to refer to any of the Borrower and its Subsidiaries in connection with any advertising, promotion or marketing undertaken by the Administrative Agent, such Lender or such Financial Affiliate and, for such purpose, the Administrative Agent, such Lender or such Financial Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with the Borrower or any of its Subsidiaries or any of their businesses.

            16.4.2. PRIOR NOTIFICATION. Unless specifically prohibited by applicable law or court order, each of the Lenders and the Administrative Agent shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency) or pursuant to legal process.

            16.4.3. OTHER. In no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished to it or any Financial Affiliate by the Borrower or any of its Subsidiaries. The obligations of each Lender under this ss.16.4 shall supersede and replace the obligations of such Lender under any confidentiality letter in respect of this financing signed and delivered by such Lender to the Borrower prior to the date hereof and shall be binding upon any assignee of, or purchaser of any participation in, any interest in any of the Revolving Credit Loans or Reimbursement Obligations from any Lender.

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                                      -86-


      16.5. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Administrative Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Revolving Credit Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Revolving Credit Loans or the Administrative Agent has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Administrative Agent at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

      16.6. NOTICES. Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Revolving Credit Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

            (a) if to the Borrower, at 3611 Valley Centre Drive, 5th Floor, San Diego, California 92130, Attention: John Benjamin, Corporate Treasurer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice, with a copy to: Wilson Sonsini Goodrich & Rosati P.C., 1117 California Avenue, Palo Alto, California 94304, Attention: Doug Collom;

            (b) if to the Administrative Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: William S. Rowe, Vice President, or such other address for notice as the Administrative Agent shall last have furnished in writing to the Person giving the notice; and

            (c) if to any Lender, at such Lender's address set forth on SCHEDULE 1 hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified

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                                      -87-


first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

      16.7. GOVERNING LAW. THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SS.16.6. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

      16.8. HEADINGS. The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

      16.9. COUNTERPARTS. This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. Delivery by facsimile by any of the parties hereto of an executed counterpart hereof or of any amendment or waiver hereto shall be as effective as an original executed counterpart hereof or of such amendment or waiver and shall be considered a representation that an original executed counterpart hereof or such amendment or waiver, as the case may be, will be delivered.

      16.10. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in ss.16.12.

      16.11. WAIVER OF JURY TRIAL. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS CREDIT AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR

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                                      -88-


WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER RELATING TO THE ADMINISTRATION OF THE REVOLVING CREDIT LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS AND AGREES THAT IT WILL NOT SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. Except as prohibited by law, the Borrower hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. The Borrower (a) certifies that no representative, agent or attorney of any Lender or the Administrative Agent has represented, expressly or otherwise, that such Lender or the Administrative Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (b) acknowledges that the Administrative Agent and the Lenders have been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

      16.12. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Credit Agreement to be given by the Lenders may be given, and any term of this Credit Agreement, the other Loan Documents or any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower or any of its Subsidiaries of any terms of this Credit Agreement, the other Loan Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Borrower and the written consent of the Required Lenders. Notwithstanding the foregoing, no amendment, modification or waiver shall:

            (a) without the written consent of the Borrower and each Lender directly affected thereby:

                  (i) reduce or forgive the principal amount of any Revolving
            Credit Loans or Reimbursement Obligations, or reduce the rate of interest on the Revolving Credit Notes or the amount of the Commitment Fee or Letter of Credit Fees (other than interest accruing pursuant to ss.5.11.2 following the effective date of any waiver by the Required Lenders of the Default or Event of Default relating thereto);

                  (ii) increase the amount of such Lender's Commitment or extend the expiration date of such Lender's Commitment;

                  (iii) postpone or extend the Revolving Credit Loan Maturity
            Date or any other regularly scheduled dates for payments of principal of, or interest on, the Revolving Credit Loans or Reimbursement Obligations or any Fees or other amounts payable to such Lender (it being understood that (A) a waiver of the application of the default rate of interest pursuant to ss.5.11.2,
            (B) any vote to rescind any acceleration made pursuant to ss.13.1

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                                      -89-


            of amounts owing with respect to the Revolving Credit Loans and other Obligations and (C) any modifications of the provisions relating to amounts, timing or application of prepayments of Revolving Credit Loans and other Obligations, including under ss.3.2.2 shall require only the approval of the Required Lenders); and

                  (iv) other than pursuant to a transaction permitted by the terms of this Credit Agreement, release all or substantially all of the Collateral or release all or substantially all of the Guarantors from their guaranty obligations under the Guaranties (excluding, if the Borrower or any Subsidiary of a Borrower becomes a debtor under the federal Bankruptcy Code, the release of "cash collateral", as defined in Section 363(a) of the federal Bankruptcy Code pursuant to a cash collateral stipulation with the debtor approved by the Required Lenders);

            (b) without the written consent of all of the Lenders, amend or waive this ss.16.12 or the definition of Required Lenders (it being understood that the addition of one or more additional credit facilities, the allowance of the credit extensions, interest and fees thereunder to share ratably or on a subordinated basis with the Revolving Credit Loans, Letters of Credit, interest and Fees in the benefits of the Loan Documents and the inclusion of the holders of such facilities in the determination of Required Lenders shall require only the approval of the Required Lenders);

            (c) without the written consent of the Administrative Agent, amend or waive ss.14, the amount or time of payment of the Administrative Agent's Fee or any Letter of Credit Fees payable for the Administrative Agent's account or any other provision applicable to the Administrative Agent.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Administrative Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

      16.13. SEVERABILITY. The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

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                                      -90-


      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                        PEREGRINE SYSTEMS, INC.

                                        By: /s/ SIGNATURE
                                            Name:
                                            Title:


                                        FLEET NATIONAL BANK, individually
                                        and as Administrative Agent

                                        By: /s/ SIGNATURE
                                            William S. Rowe, Vice President

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                                      -91-


                                        UNION BANK OF CALIFORNIA, N.A.

                                        By: /s/ SIGNATURE
                                              Title:

                                        BANK OF AMERICA, N.A.

                                        By: /s/ SIGNATURE
                                              Title:

                                        COMERICA BANK

                                        By: /s/ SIGNATURE
                                              Title:

                                        KEY BANK NATIONAL ASSOCIATION

                                        By: /s/ SIGNATURE
                                              Title:

                                        THE BANK OF NOVA SCOTIA

                                        By: /s/ SIGNATURE
                                              Title:

                                        BNP PARIBAS

                                        By: /s/ SIGNATURE
                                              Title: